Exhibit 2.1


--------------------------------------------------------------------------------
                       CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH THREE ASTERICKS AS FOLLOWS "* * *." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
--------------------------------------------------------------------------------





                           ASSET PURCHASE AGREEMENT

                            dated as of June 28, 2004

                                 by and between

                       International Rectifier Corporation

                              IR Epi Services, Inc.

                                       and

                       Advanced Technology Materials, Inc.

                         and its wholly-owned subsidiary

                             Epitronics Corporation

                                Table of Contents

                                                                          Page
                                                                          ----

ARTICLE I CERTAIN DEFINITIONS................................................1
  1.1   Definitions..........................................................1

ARTICLE II SALE OF ASSETS AND CLOSING........................................1
  2.1   Assets...............................................................1
  2.2   Liabilities..........................................................4
  2.3   Purchase Price; Allocation; Adjustment...............................4
  2.4   Closing..............................................................5
  2.5   Allocation of Responsibility for Taxes and Prorations of
        Certain Other Items..................................................7
  2.6   Further Assurances; Post-Closing Cooperation.........................8
  2.7   Third-Party Consents................................................10
  2.8   Insurance Proceeds..................................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ATM AND EPITRONICS............10
  3.1   Organization........................................................10
  3.2   Authority...........................................................11
  3.3   No Conflicts........................................................11
  3.4   Governmental Approvals and Filings.  ...............................11
  3.5   Books and Records...................................................12
  3.6   Financial Statements................................................12
  3.7   Absence of Changes..................................................12
  3.8   No Undisclosed Liabilities..........................................13
  3.9   Taxes...............................................................13
  3.10  Legal Proceedings/Actions or Proceedings.  :........................14
  3.11  Compliance With Laws and Orders. ...................................15
  3.12  Benefit Plans.......................................................15
  3.13  Real Property.......................................................16
  3.14  Tangible Personal Property..........................................16
  3.15  Intellectual Property...............................................16
  3.16  Contracts...........................................................20
  3.17  Licenses............................................................20
  3.18  Insurance...........................................................21
  3.19  Affiliate Transactions..............................................21
  3.20  Employees; Labor Relations..........................................21
  3.21  Environmental Matters...............................................22
  3.22  Substantial Customers and Suppliers.................................24
  3.23  Inventory...........................................................24
  3.24  No Guarantees.......................................................24
  3.25  Entire Business.....................................................24
  3.26  Brokers.............................................................24
  3.27  Internal Controls.  ................................................24
  3.28  Disclosure.  .......................................................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER......................25
  4.1   Organization........................................................25
  4.2   Authority...........................................................25

  4.3   Legal Proceedings...................................................25
  4.4   Brokers.............................................................25
  4.5   No Conflicts........................................................25
  4.6   Governmental Approvals and Filings..................................26

ARTICLE V COVENANTS OF SELLER...............................................26
  5.1   Regulatory and Other Approvals......................................26
  5.2   Investigation by Purchaser..........................................26
  5.3   No Solicitations....................................................27
  5.4   Conduct of Business.................................................27
  5.5   Financial Statements and Reports....................................28
  5.6   Employee Matters....................................................28
  5.7   Certain Restrictions................................................29
  5.8   Delivery of Books and Records, etc.; Removal of Property............29
  5.9   Noncompetition......................................................30
  5.10  Notice and Cure.....................................................31
  5.11  Fulfillment of Conditions...........................................31

ARTICLE VI COVENANTS OF PURCHASER...........................................32
  6.1   Regulatory and Other Approvals......................................32
  6.2   Notice and Cure.....................................................32
  6.3   Fulfillment of Conditions...........................................32

ARTICLE VII CONDITIONS TO OBLIGATIONS OF PURCHASER..........................33
  7.1   Representations and Warranties......................................33
  7.2   Performance.........................................................33
  7.3   Officers' Certificates..............................................33
  7.4   Orders and Laws.  ..................................................33
  7.5   Regulatory Consents and Approvals.  ................................33
  7.6   Third Party Consents.  .............................................33
  7.7   Opinion of Counsel. ................................................34
  7.8   Employees.  ........................................................34
  7.9   Escrow Agreement.  .................................................34
  7.10  Intentionally Omitted...............................................34
  7.11  Intentionally Omitted...............................................34
  7.12  Intentionally Omitted...............................................34
  7.13  Intentionally Omitted...............................................34
  7.14  Customers...........................................................34
  7.15  Liens...............................................................34
  7.16  Material Adverse Change.............................................34
  7.17  Deliveries..........................................................34

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF SELLER............................35
  8.1   Representations and Warranties......................................35
  8.2   Performance.........................................................35
  8.3   Officers' Certificate...............................................35
  8.4   Orders and Laws.....................................................35
  8.5   Regulatory Consents and Approvals...................................35
  8.6   Escrow Agreement....................................................35
  8.7   Deliveries..........................................................35

ARTICLE IX RISK OF LOSS.....................................................36
  9.1   Risk of Loss........................................................36

ARTICLE X EMPLOYEE MATTERS..................................................36
  10.1  Employee Matters....................................................36
  10.2  Efforts Regarding Employment........................................38

ARTICLE XI SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
        AND AGREEMENTS......................................................38
  11.1  Survival of Representations, Warranties, Covenants and
        Agreements..........................................................38

ARTICLE XII INDEMNIFICATION.................................................38
  12.1  Tax Indemnification.................................................38
  12.2  Other Indemnification...............................................39
  12.3  Limitations on Indemnification......................................42

ARTICLE XIII TERMINATION....................................................43
  13.1  Termination.........................................................43
  13.2  Effect of Termination...............................................43

ARTICLE XIV MISCELLANEOUS...................................................44
  14.1  Notices.............................................................44
  14.2  Bulk Sales Act......................................................44
  14.3  Entire Agreement....................................................45
  14.4  Expenses............................................................45
  14.5  Public Announcements................................................45
  14.6  Confidentiality.....................................................45
  14.7  Waiver..............................................................46
  14.8  Amendment...........................................................46
  14.9  No Third Party Beneficiary..........................................46
  14.10 No Assignment; Binding Effect.......................................46
  14.11 Headings............................................................46
  14.12 Consent to Jurisdiction and Service of Process......................46
  14.13 Transfer Taxes......................................................47
  14.14 Invalid Provisions..................................................47
  14.15 Governing Law.......................................................47
  14.16 Counterparts........................................................47
  14.17 Waiver of Jury Trial................................................47
  14.18 Cooperation with Litigation.........................................47
  14.19 Disclaimer..........................................................47

--------------------------------------------------------------------------------
                        CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH THREE ASTERICKS AS FOLLOWS "* * *." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
--------------------------------------------------------------------------------


            This ASSET PURCHASE AGREEMENT dated as of June 28, 2004 is made and entered into by and among IR Epi Services, Inc., a Delaware corporation ("Purchaser"), International Rectifier Corporation, a Delaware corporation ("IRC"), Advanced Technology Materials, Inc., a Delaware corporation ("ATM") and its wholly-owned subsidiary Epitronics Corporation, a Delaware corporation ("Epitronics" and jointly and severally with ATM, "Seller"). Purchaser, IRC, ATM and Epitronics are each sometimes referred to herein as a "Party" and collectively as the "Parties."

            WHEREAS, Seller is engaged in the Business (as defined below); and

            WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, certain of the assets of Seller relating to the Business, all on the terms set forth herein;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

            1.1 Definitions. Capitalized terms used herein have the meanings set forth in Exhibit A attached hereto.

                                   ARTICLE II

                           SALE OF ASSETS AND CLOSING

            2.1 Assets.

                (a) Assets Transferred. At the Closing, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and pay for, free and clear of all Liens other than Permitted Liens, all of Seller's right, title and interest in and to the following Assets and Properties of Seller used or held for use in connection with the Business, as the same shall exist on the Closing Date (collectively with any items referred to in Section 2.8, the "Assets"):

                           (i) Real Property. The real property described in
                   Schedule 2.1(a)(i), and all of the rights arising out of the ownership thereof or appurtenant thereto (the "Real Property"), together with all buildings, structures, facilities, fixtures and other improvements thereto (the "Improvements");

                           (ii) Inventory. All inventories of raw materials,
                   work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto, which are used or held for use by Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of Seller against suppliers of such inventories (the "Inventory");

                           (iii) Tangible Personal Property. All furniture,
                   fixtures, equipment, machinery and other tangible personal property (other than Inventory) used or held for use in the conduct of the Business (including but not limited to the items listed in Schedule 2.1(a)(iii)), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Personal Property");

                           (iv) Personal Property Leases. (A) All leases or
                   subleases of Tangible Personal Property described in Schedule 2.1(a)(iv)(A) as to which Seller is the lessor or sublessor and (B) the leases of Tangible Personal Property described in
                   Schedule 2.1(a)(iv)(B) as to which Seller is the lessee or sublessee, together with any options to purchase the underlying property (collectively, the "Personal Property Leases");

                           (v) Business Contracts. All Contracts (other than the
                   Personal Property Leases) to which Seller is a party or under which Seller has any rights or obligations and which relate to the conduct of the Business (including but not limited to customer quotations or purchase orders) other than those set forth in Schedule 2.1(a)(v) (the "Business Contracts");

                           (vi) Prepaid Expenses. All prepaid expenses relating
                   to the Business, including but not limited to the items listed in Schedule 2.1(a)(vi) (the "Prepaid Expenses");

                           (vii) Intangible Personal Property. All Intellectual
                   Property owned, licensed, used or held for use in the conduct of the Business (including Seller's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the Assets, including but not limited to the items listed in Schedule 2.1(a)(vii) (the "Intangible Personal Property");

                           (viii) Licenses. To the extent their transfer is
                   permitted under the terms thereof or under applicable Laws, all Licenses (including applications therefor) utilized in the conduct of the Business, including but not limited to the Licenses listed in Schedule 2.1(a)(viii) (the "Business Licenses");

                           (ix) Books and Records. All books and Records
                   reasonably used or held for use in the conduct of the Business or otherwise relating to the Assets and used or held for use in the conduct of the Business, other than the minute books, stock transfer books and corporate seal of Seller (the "Business Books and Records"); to the extent any of the Business Books and Records are either (x) used in connection with any of Seller's businesses other than the Business or
                   (y) are required by Law to be retained by Seller, Seller may deliver photostatic copies or other reproductions from which, information solely concerning Seller's other businesses has been deleted;

                           (x) Other Assets and Properties. All other Assets and
                   Properties of Seller used or held for use in connection with the Business except as otherwise provided in Section 2.1(b) (the "Other Assets").

                (b) Excluded Assets. The following Assets and Properties of Seller (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

                           (i) Cash. Cash, commercial paper, certificates of
                   deposit and other bank deposits, treasury bills and other cash equivalents;

                           (ii) Insurance and Employee Benefit Plans. Life
                   insurance policies of employees of Seller and all other insurance policies relating to the operation of the Business and all assets owned or held by any Benefit Plans;

                           (iii) Accounts Receivable. All accounts receivable
                   and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales or licensing transactions occurring in the conduct of the Business prior to Closing, including any rights of Seller with respect to any Actions or Proceedings which have been or may be commenced in connection therewith ("Accounts Receivable");

                           (iv) Tax Refunds or Credits. All refunds or credits,
                   if any, of Taxes that are Retained Liabilities;

                           (v) Corporate Records. The minute books, stock
                   certificates and books, stock transfer books and corporate seal of Seller; Seller's Tax Returns and related work papers; and Seller's general ledger and cancelled checks;

                           (vi) Tradename and Logo. All of Seller's right, title
                   and interest in, to and under the name "Advanced Technology Materials, Inc.," "ATMI," "ATM" and all tradenames and logos related thereto and derivatives of the foregoing;

                           (vii) Rights Under Agreement. All rights of Seller
                   under this Agreement and the agreements, instruments and certificates delivered in connection with this Agreement;

                           (viii) Records of Sale. All records prepared in
                   connection with the sale of the Business, including the bids and other information received from third Persons in respect of the Business and analyses primarily relating to the Business;

                           (ix) Insurance Assets. Insurance refunds, insurance
                   deposits or recoveries from claims relating to the Business or the Assets with respect to pre-Closing periods (subject to Section 2.8 hereof); and

                           (x) Pre-Closing Rights Against Third Parties. All of
                   Seller's rights of indemnification and set-off against third parties relating to the Business or Assets with respect to pre-Closing periods.

            2.2 Liabilities.

                (a) Assumed Liabilities. In connection with the sale, and delivery of the Assets, at the Closing, Purchaser will assume and agree to pay, perform and discharge when due following the Closing the following obligations of Seller arising in connection with the operation of the Business as of the Closing Date (the "Assumed Liabilities"), and no others:

                           (i) Personal Property Lease Obligations. All
                   obligations of Seller under the Personal Property Leases arising and to be performed on or after the Closing Date;

                           (ii) Obligations under Business Contracts and
                   Business Licenses. All obligations of Seller under the Business Contracts and Business Licenses arising and to be performed on or after the Closing Date.

                           (iii) Obligations under the Operative Agreements. All
                   obligations of Seller assumed by Purchaser under the Operative Agreements.

                           (iv) Employee PTO Obligations. All obligations of
                   Epitronics in respect of employee paid time off accrued as of the Closing, which as of the Latest Financial Statements was $202,708.32 and is identified in Seller's general ledger as account number 2224.

                (b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume and shall have no liability for any Liabilities of Seller of any kind, character or description whatsoever (the "Retained Liabilities"), including without limitation (i) * * *, and (ii) * * *. Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities.

            2.3 Purchase Price; Allocation; Adjustment.

                (a) Purchase Price. The aggregate purchase price for the Assets and for the covenant of Seller contained in Section 5.9 is $41,000,000.00 (the "Purchase Price"), payable at the Closing in the manner provided in
      Section 2.4.

                (b) Allocation of Purchase Price. Purchaser and Seller shall negotiate in good faith prior to the Closing Date and determine the allocation of the consideration paid by Purchaser for the Assets. The consideration for the Assets, as determined for federal income tax purposes pursuant to Treasury Regulation 1.1060-1(c) (the "Tax Purchase Price"), shall be allocated as provided in Treasury Regulations Sections 1.1060-1(c) and pursuant to the procedures set forth in this Section. Purchaser and Seller shall execute and file all Tax Returns in a manner consistent with the agreed allocations and shall not take any position before any governmental authority or in any judicial proceeding that is inconsistent with such agreed allocation, except (i) pursuant to a final "determination" (as defined in Section 1313(a) of the Code) or (ii) in accordance with a written opinion of legal counsel to the effect that failing to take such inconsistent position would subject Purchaser or Seller, as the case may be, to Tax penalties or (iii) if and to the extent that the Purchaser and Seller fail to agree upon all allocations.. Purchaser and Seller shall timely file any Form 8594 and any other form required to be filed with the Internal Revenue Service or any state or local Tax authority in accordance with the requirements of Section 1060 of the Code and corresponding provisions of state and local law. Any redetermination of the Tax Purchase Price within the meaning of Treasury Regulations Section 1.338 -7 shall be made as required thereby and shall be taken into account by Purchaser and Seller in carrying out the provisions of this Section.

                (c) Notice of Allocation of Purchase Price. In the event the Parties fail to determine the Tax Purchase Price prior to the Closing Date, no later than 90 days after the Closing Date, Purchaser shall give written notice to Seller of Purchaser's proposed allocation of the Tax Purchase Price in accordance with this Section. If Seller does not give written notice to Purchaser within 10 days after receipt of such notice that Seller disagrees with any part of such proposal, then such allocation shall be deemed to be agreed, and the Tax Purchase Price shall be allocated as provided in such notice. If Seller does give notice of objection, until the expiration of 180 days after the Closing, the Purchaser and Seller shall negotiate in good faith to reach mutual agreement regarding any such objection and the allocation of the Tax Purchase Price, and if the Purchaser and Seller reach agreement, then the matters and allocation so agreed shall be deemed to be agreed. In the event that Seller gives notice of an objection and the Purchaser and Seller are unable to reach agreement on all matters set forth in such allocation, to the extent not so agreed, Purchaser and Seller each shall file its Tax Returns based on its own good faith determinations (but consistent with the allocation of Purchase Price prescribed by Section 2.3(a) above).

                (d) Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment after the Closing Date, in accordance with the following terms and conditions, if * * * :

                           (i) Unless extended pursuant to Section 2.3(d)(vii),
                   not later than the later of (x) August 31, 2004 or (y) sixty
                   (60) days after the Closing Date

                   (the "* * * Period"), Purchaser shall from time to time * * *. Purchaser shall from time to time give reasonable prior notice of such * * * to Seller and Seller, upon reasonable notice to Purchaser, from time to time may designate a representative to observe such * * *. In accordance with * * *, Purchaser shall provide an aggregate of $150,000 of required* * * (the "Purchaser * * *") for use in * * * during the * * * Period. If the Purchaser * * * are exhausted prior to the expiration of the * * * Period, Sellers may at their cost and at any time or from time to time prior to such expiration purchase and deliver * * * for use in such * * *; provided, however, that any such purchase by Sellers shall not extend the * * * Period. If, at the expiration of the * *
                   * Period, Purchaser in good faith determines that the * * *, Purchaser shall notify Seller within ten (10) days of the expiration of the * * * Period of such * * * describing in reasonable detail Purchaser's basis for such determination.

                           (ii) If Purchaser does not timely deliver a notice of
                   a * * *, Purchaser shall be deemed to have accepted the * * * and clause (iii) below shall apply. If Purchaser so notifies Seller of a * * * and Seller disputes that a * * * has occurred, Seller shall so notify Purchaser in writing within ten (10) days of its receipt of Purchaser's notice, and the Parties shall meet in an effort to resolve the dispute. If the dispute has not been resolved within twenty (20) days after such discussions have commenced, the dispute shall be resolved in the manner described in clause (iv) below. If Seller agrees that a * * * has occurred, the Purchase Price in Section 2.3(a) shall be decreased to $* * * and accordingly the entire amount in the escrow account under the Escrow Agreement will be distributed to the Purchaser.

                           (iii) Upon acceptance or deemed acceptance of the * *
                   *, the entire amount in the escrow account under the Escrow Agreement will be distributed to Seller and, within a reasonable period of time thereafter, Purchaser shall deliver to Seller * * *.

                           (iv) In the event the Parties are unable to resolve a
                   dispute regarding a * * * within the twenty (20) day period provided for in clause (ii), such dispute shall be resolved by an independent expert mutually acceptable to the Parties *
                   * * provided that if the Parties are unable to agree on such expert, the Parties shall petition the American Arbitration Association to designate such expert. The expert's determination shall be final, binding and conclusive on the Parties. The Parties shall share equally in the fees and expenses of the expert and the American Arbitration Association, if applicable.

                           (v) Purchaser shall make available to Seller all
                   documents, information * * * has occurred.

                           (vi) Purchaser's receipt of the amount in the escrow
                   account under the Escrow Agreement in accordance with this Section constitutes Purchaser's sole recourse and remedy and Seller's sole liability and obligation in relation to a * *
                   *.

                           (vii) If prior to the expiration of the * * * Period
                   any delay in * * * is occasioned or caused by any war, terrorism, strikes, riots, fire, insurrection, the elements, embargo, acts of God or of the public enemy, or any similar causes beyond the control of Sellers and/or Purchaser (each, a "Force Majure"), then the * * * Period shall be extended for a number of days equal to the number of days in which * *
                   * did not occur because of such Force Majure and * * * shall resume once such Force Majure no longer delays testing and, in the event of casualty, upon the * * * by Purchaser.

            2.4 Closing.

                (a) The Closing will take place at the present location of the Business in Mesa, Arizona, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will pay the Purchase Price by (i) wire transfer of $38,000,000.00 in immediately available funds to such account as Seller may reasonably direct by written notice to Purchaser at least two (2) Business Days before the Closing Date, and (ii) wire transfer of $3,000,000.00 in immediately available funds to Wells Fargo Bank, as escrow agent (the "Escrow Agent"), under an escrow agreement to be entered into by Seller, Purchaser and the Escrow Agent, substantially in the form of Exhibit B hereto (the "Escrow Agreement").

                (b) Simultaneously, (i) Seller will convey, assign transfer and deliver to Purchaser good and valid title in and to the Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (A) a duly executed General Assignment and Bill of Sale substantially in the form of Exhibit C hereto (the "General Assignment"), (B) an assignment of the Intellectual Property in form and substance reasonably satisfactory to Purchaser, (C) a general warranty deed (the "Deed") in proper statutory form for recording and otherwise in form and substance reasonably satisfactory to Purchaser conveying title to the Real Property, and (D) such other good and sufficient instruments of conveyance, assignment, transfer and delivery, in form and substance reasonably acceptable to Purchaser, as shall be effective to vest in Purchaser good and valid title to the Assets (the General Assignment and the other instruments are collectively referred to herein as the "Assignment Instruments"); and (ii) Purchaser will assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (e) a duly executed Assumption Agreement substantially in the form of Exhibit D hereto (the "Assumption Agreement"), and (f) such other instruments of assumption, in form and substance reasonably acceptable to Seller, as shall be effective to assume the Assumed Liabilities to the extent provided in Section 2.2(a) (the Assumption Agreement and such other instruments are collectively referred to herein as the "Assumption Instruments"). At the Closing, there shall also be delivered to Seller and Purchaser the opinions, certificates and other contracts, documents and instruments required under Articles VII and VIII.

            2.5 Allocation of Responsibility for Taxes and Prorations of Certain Other Items.

                (a) Taxes. Retained Liabilities shall include, but not be limited to, (A) all Income Taxes imposed at any time (whether before, on or after the Closing Date) on Seller or any Person (such Person, a "Seller Tax Affiliate") that has been, is or becomes at any time a member of an Affiliated Group of which Seller has been, is or becomes a member at any time, including any liability of Seller or any such member of an Affiliated Group for unpaid Income Taxes of any Person (other than Purchaser or any Person who is an Affiliate of Purchaser on the date of this Agreement), (B) ad valorem Taxes pro rated to Seller under the next sentence of this Section below, (C) Taxes that Seller is required to pay pursuant to Section 14.13, and (D) all Taxes, other than Taxes described in the immediately preceding clauses (A), (B) and (C), either (i) imposed on Seller or any Seller Tax Affiliate or (ii) incurred or arising in connection with the Assets or Business during or with respect to any period of time or portion thereof ending on or before the Closing Date (including without limitation any payroll, excise, income, business, occupation, withholding or similar Tax, or any Taxes of any kind with respect to the ownership, operation, use, holding, acquisition, transfer or other activity or incidence for the imposition of Tax on or before the Closing Date or for any period or portion thereof ending on or before the Closing Date). Ad valorem Taxes shall be prorated as follows: The portion of ad valorem Taxes with respect to each Asset that are allocable to the portion of the taxable period that begins before and ends on the Closing Date, as to which the Seller is liable hereunder, shall equal the amount of such Taxes for such taxable year or period multiplied by a fraction, the numerator of which shall be the number of days from the beginning of such taxable year or period through the Closing Date, and the denominator of which shall be the number of days in such taxable year or period. The remainder of such ad valorem Taxes for such taxable year or period shall be allocable to the portion of such period that begins after the Closing Date, as to which Purchaser is liable hereunder notwithstanding Section
      2.2. Seller shall be solely responsible for, shall fully and timely pay and discharge, and shall duly and timely file all Tax Returns with respect to, all Taxes that are Retained Liabilities. Purchaser shall reimburse Seller for all Taxes as to which Purchaser is liable hereunder and that are paid (whether before or after the Closing Date) by Seller. In case of any conflict between the provisions of this Section and any Operative Agreement or other agreement between or among the Parties, the provisions of this Section shall control.

                (b) Other Items. All other items (excluding Taxes) customarily adjusted in connection with similar transactions and relating to the Assets shall, be adjusted in accordance with the custom in Mesa, Arizona, except as otherwise provided in this Agreement. Except as otherwise agreed by the Parties in writing, the net amount of all such prorations will be settled and paid on the Closing Date.

            2.6 Further Assurances; Post-Closing Cooperation.

                (a) At any time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary in order to transfer, convey, assign and deliver to Purchaser, and to confirm Purchaser's title to, all of the Assets, and to put Purchaser in actual possession and operating control of the

      Business and the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Operative Agreements.

                (b) Effective on the Closing Date, Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller, but on behalf of and for the benefit of Purchaser, solely to the extent related to exercising all rights of ownership and control of the Business and Assets. Seller acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Purchaser at Closing an acknowledged power of attorney to the foregoing effect. Purchaser shall indemnify and hold harmless Seller from any and all Losses caused by or arising out of any negligence or breach of Law by Purchaser in its exercise of such power of attorney.

                (c) Following the Closing, each Party will afford the other Party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) in connection with any actual or threatened Action or Proceeding or (v) with respect to Seller, concluding Seller's involvement in the Business for the period prior to the Closing.

                (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a Party be furnished with additional information, documents or records relating to the Business, which are in the possession or control of the other Party, such other Party shall use its commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by any Party in accordance with this paragraph shall be held confidential by such Party in accordance with Section 14.6.

                (e) At the Closing, the Parties shall enter into an administrative services agreement substantially in the form attached hereto as Exhibit G.

                (f) The Parties acknowledge that it is not the intent of the Parties under this Agreement that Seller convey to Purchaser any confidential information of third parties, which Seller lacks authority to convey. Such third parties are identified on Schedule 2.6(f). Seller shall temporarily retain any such third party confidential information that is useful to the Business (and temporarily Seller shall not transfer under Section 2.1 and Purchaser shall not assume under Section 2.2(a) the respective confidentiality agreements with respect to such confidential information) until such time as Purchaser has entered into its own non-disclosure agreements with such third parties or

      Seller or Purchaser have been authorized by such third parties for Seller to deliver such confidential information to Purchaser. Seller shall cooperate with Purchaser and shall use its commercially reasonable efforts to assist Purchaser (both pre-Closing and, if necessary, post-Closing) in obtaining the necessary authorizations from each of such third parties.

            2.7 Third-Party Consents. To the extent that any Personal Property Lease, Business Contract or Business License is not assignable without the consent of another Person, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller shall use its commercially reasonable efforts to obtain the consent of such other Person to the assignment to Purchaser. If any such consent shall not be obtained, at least five (5) Business Days prior to the Closing, Seller shall notify Purchaser in writing of each Personal Property Lease, Business Contract and Business License for which such consent has not been obtained. Seller shall cooperate with Purchaser to provide to Purchaser the benefits intended to be assigned to Purchaser under the relevant Personal Property Lease, Business Contract or Business License, together with Purchaser's assumption of the equivalent of the Assumed Liabilities applicable thereto but the same shall not constitute part of the Assets or Assumed Liabilities. If Purchaser reasonably determines that such arrangement cannot be made, Purchaser shall have no obligation pursuant to
Section 2.2 or otherwise with respect to any such Personal Property Lease, Business Contract or Business License. The provisions of this Section 2.7 shall not affect the right of Purchaser not to consummate the transactions contemplated by this Agreement if the conditions to its obligations hereunder contained in Article VII have not been fulfilled.

            2.9 Insurance Proceeds. If any of the Assets are destroyed or damaged after the date hereof but prior to the Closing, the insurance proceeds or condemnation award with respect thereto, if any, shall be an Asset. At the Closing, Seller shall pay or credit to Purchaser any such insurance proceeds received by it on or prior to the Closing and shall assign to or assert for the benefit of Purchaser all of its rights against any insurance companies, Governmental or Regulatory Authorities and others with respect to such damage or destruction. To the extent that there is available insurance under policies maintained by Seller and its Affiliates, in respect of any Assumed Liability that relates to an Asset described in this Section 2.8, Seller shall cause such insurance to be applied toward the payment of such Assumed Liability. The provisions of this Section 2.8 shall not affect the right of Purchaser not to consummate the transactions contemplated by this Agreement if the conditions to its obligations hereunder contained in Article VII have not been fulfilled and shall be subject to Section 9.1.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF ATM AND EPITRONICS

            Each of ATM and Epitronics hereby jointly and severally represents and warrants to Purchaser as follows:

            3.1 Organization. Epitronics is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Assets. ATM is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct the Business as and to the extent now conducted and owns all of the issued and outstanding capital equity of Epitronics free and clear of any Liens. There are no options, warrants or other rights of any kind with respect to the capital equity of Epitronics.

            3.2 Authority. Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a Party, to perform its obligations and to consummate the contemplated transactions , including, without limitation, to sell and transfer the Assets. The execution and delivery by Seller of this Agreement and the Operative Agreements to which it is a Party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Seller and the stockholder of Epitronics, no other corporate action on the part of Seller or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Operative Agreements, such Operative Agreements will constitute, assuming the due authorization, execution and delivery of the same by Purchaser, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

            3.3 No Conflicts. The execution and delivery by Seller of this Agreement,, the execution and delivery by Seller of the Operative Agreements, the performance by Seller of its obligations under this Agreement and the Operative Agreements, and the consummation of the transactions contemplated hereby do not and will not:

                (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter documents) of Seller;

                (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.4, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or any of its Assets and Properties; or

                (c) except as disclosed in Schedule 3.3, (i) conflict with or result in a violation or breach of, (ii) constitute a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of its Assets and Properties under, any Contract or License to which Seller is a Party (or under which Seller has any obligation) or by which any of its Assets and Properties is bound.

            3.4 Governmental Approvals and Filings. Except as disclosed in
Schedule 3.4, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

            3.5 Books and Records. Except as set forth in Schedule 3.5, none of the Business Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means which are not under the exclusive ownership of Seller and direct control of one or more Employees.

            3.6 Financial Statements. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of the following financial statements:

                (a) the unaudited balance sheet of the Business as of December 31, 2003, and the related unaudited statement of operations for each of the fiscal year then ended; and

                (b) the unaudited balance sheet of the Business as of May 31, 2004 and the related unaudited statement of operations for the portion of the fiscal year then ended (the "Latest Financial Statements").

Seller does not have any independent accountant's report or letters prepared for the Business. Except as set forth in the notes thereto, or as disclosed in Schedule 3.6 and except for certain shared services costs that are borne by Seller and not separately allocated to its divisions, which costs include finance and accounting, human resources, information technology, environmental, health and safety and/or legal expenses incurred by or attributable to the Business all such financial statements (and the Closing Balance Sheet to be delivered to Purchaser) (i) were prepared from the Books and Records of Seller in accordance with GAAP, (ii) fairly present in all material respects the financial condition and results of operations of the Business and (iii) were compiled from Business Books and Records regularly maintained by management and used to prepare the Business Financial Statements of Seller. Seller has maintained the Business Books and Records in a manner sufficient to permit the preparation of the Business Financial Statements in accordance with GAAP; the Business Books and Records used in the preparation of the Business Financial Statements fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Business.

            3.7 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place on or prior to the Closing Date, since the date of the Latest Financial Statements ("Latest Financial Statements Date") there has not been any event or development which, individually or together with other such events, would reasonably be expected to result in a Material Adverse Change. Without limiting the foregoing, except as disclosed in Schedule 3.7, there has not occurred, since the Latest Financial Statements Date, any of the following events which relate to the Business:

                           (i) (x) any increase in the salary, wages or other
                   compensation of any Epitronics Employee whose annual salary is, or after giving effect to such change would be, $75,000 or more; (y) any establishment or modification of salary ranges, increase guidelines, targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Epitronics Employees; or (z) any entering into modification or termination of any Benefit Plan;

                           (ii) (A) incurrences by Epitronics of Indebtedness
                   with respect to the conduct of the Business in an aggregate principal amount exceeding $75,000, or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Epitronics under, any Indebtedness of or owing to Epitronics with respect to the conduct of the Business;

                           (iii) any material change in any pricing, investment,
                   accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business except for changes required by changes in GAAP or Law;

                           (iv) any acquisition or disposition of any Assets and
                   Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice, exceeding $50,000 in the aggregate;

                           (v) any entering into, amendment, modification,
                   termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Schedules pursuant to Section 3.16(a) or (B) any License disclosed in Schedule 2.1(a)(ix);

                           (vi) capital expenditures or commitments for
                   additions to Assets constituting capital assets used or held for use in the conduct of the Business in an aggregate amount exceeding $50,000;

                           (vii) any transaction or development affecting the
                   Business or the Assets outside the ordinary course of business consistent with past practice; or

                           (viii) entering into any agreement or obligation to
                   do any of the foregoing.

            3.8 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Latest Financial Statements or not required to be set forth or reflected in the balance sheet in accordance with GAAP or as disclosed in Schedule 3.8, there are no Liabilities affecting the Business or any of the Assets, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business.

            3.9 Except as set forth in Schedule 3.9, Seller has filed all required Tax Returns and reports with respect to the Business through the date hereof and will timely file any such returns or reports required to be filed on or prior to the Closing Date, and such returns and reports accurately reflect in all material respects all Taxes, charges and assessments owed by Seller relating to the Business, except with respect to any Taxes, charges or assessments being contested in good faith by Seller, as described in Schedule 3.9. Except as set forth in Schedule 3.9, Seller is not subject to Tax in any state, local or foreign jurisdiction with respect to the Business and Schedule 3.9 lists all federal, state, local and foreign Tax Returns filed by or on behalf of Seller with respect to the Business. Seller has delivered to Purchaser correct and complete copies of all Tax Returns (other than Income Tax Returns) relating to the Business for each taxable period ended since December 31, 1999.

            Except as set forth on Schedule 3.9:

                (a) No extension or waiver of any statute of limitations has been requested of or granted by Seller with respect to any Tax relating to the Business for any period, and no extension or waiver of time within which to file any Tax Return relating to the Business has been requested by or granted to Seller.

                (b) No deficiency, delinquency, or default for any Taxes relating to the Business has been claimed, proposed or assessed against Seller nor has Seller received notice of any such deficiency, delinquency, or default; and there is no audit, examination, investigation, claim, assessment, action, suit, proceeding, Lien or encumbrance in effect, pending or proposed by any tax authority with respect to any such Taxes relating to the Business. No claim has been made by an authority in any state, local or foreign jurisdiction other than the jurisdictions set forth on Schedule 3.9(b) that Seller is subject to taxation relating to the Business by that jurisdiction. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

                (c) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                (d) None of the Contracts or Assumed Liabilities, as in effect immediately after Closing, could obligate Purchaser to make any payments that under any circumstances would not be deductible due to the application of Section 162(m) or Section 280G of the Code.

                (e) None of the Assets (i) consists of or secures any indebtedness the interest on which is exempt from Income Tax; or (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                (f) Purchaser shall have no obligation (as defined herein, "Successor Tax Liability") to (i) withhold any Taxes from the Purchase Price or any amount payable by Purchaser to Seller hereunder, (ii) pay any Taxes imposed on Seller or any Affiliate or Associate of Seller, except for prorated Taxes as provided in Section 2.5, or (iii) pay any Taxes imposed with respect to the ownership or operation of the Assets on or before the Closing Date, and no such Taxes are or will result in any Lien on any of the Assets (except for Taxes that are Permitted Liens and the payment of which is the responsibility of Seller under this Agreement and which are paid in full by Seller on or before the Closing Date).

            3.10 Legal Actions or Proceedings. Except as disclosed in Schedule 3.10:

                (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller with respect to the Business or any of the Assets;

                (b) to the Knowledge of Seller, there are no facts or circumstances that would reasonably be expected to, or Seller believes may, give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

                (c) there are no Orders outstanding against Seller with respect to the Business.

Prior to the execution of this Agreement, Seller has delivered to Purchaser all responses of counsel to requests for information delivered in connection with the annual financial statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Business.

            3.11 Compliance With Laws and Orders. Except as disclosed in
Schedule 3.11, Seller is not, nor has it at any time within the last five (5) years been, nor has it received any notice at any time within the last five (5) years that it has been, in violation of or in default under any Law or Order applicable to the Business or the Assets.

            3.12 Benefit Plans.

                (a) Schedule 3.12(a) contains a true and complete list and description of each of the Benefit Plans applicable to the current Employees of the Business. Except as disclosed in Schedule 3.12(a), no loan is outstanding between Seller and any Employee.

                (b) Except as set forth in Schedule 3.12(b), Seller does not maintain nor is it obligated to provide benefits under any life, medical or health plan which provides benefits to retired or other terminated Employees other than benefit continuation rights under COBRA. (c) Neither Seller, nor any ERISA Affiliate contributes to any Defined Benefit Plan, on behalf of any Employee.

                (d) Neither Seller, nor any ERISA Affiliate contributes to any "multiemployer plan", as that term is defined in Section 4001 of ERISA, on behalf of any Employee.

                (e) To the Knowledge of Seller, each of the Benefit Plans is, and its administration is and has been since inception, in all material aspects in compliance with, and Seller has not received any claim or notice that, any such Benefit Plan is not in compliance with all applicable laws.

                (f) To the Knowledge of Seller, there are no outstanding liabilities of any Benefit Plan other than liabilities to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

                (g) To the Knowledge of Seller, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which would reasonably be expected to result in liability on the part of Purchaser or any fiduciary of any such Benefit Plan, nor to the Knowledge of Seller is there any reasonable basis for such a claim.

            3.13 Real Property.

                (a) Schedule 2.1(a)(i) contains a true and correct description of the real property owned by Seller and used or held for use in connection with the Business. Seller does not lease (as lessor or lessee) any real property in connection with the Business.

                (b) Except as disclosed in Schedule 3.13, Seller has good and marketable fee simple title to the Real Property, free and clear of all Liens other than Permitted Liens. Seller is in possession of the Real Property. To the Knowledge of Seller, the Real Property and the Improvements have adequate rights of ingress and egress. None of the Real Property or the Improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law. The Real Property and the Improvements are in compliance with all requirements of the Americans with Disabilities Act, as amended.

                (c) Seller has delivered to Purchaser true and complete copies of all deeds, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents in Seller's possession with respect to the Real Property.

                (d) Except as disclosed in Schedule 3.13, all Improvements are in good operating condition and in good maintenance and repair, ordinary wear and tear excepted, and, to the Knowledge of Seller, are adequate and suitable for the purposes for which they are presently being used and for use and operation of the Business at its full capacity.

            3.14 Tangible Personal Property.

                (a) Seller is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property, which includes all tangible personal property reflected on the balance sheet included in the Latest Financial Statements and tangible personal property acquired since the Latest Financial Statement Date other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Schedule 3.14(a), and is in good working order and condition except as disclosed in Schedule 3.14(a), ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

            3.15 Intellectual Property.

                (a) Schedule 3.15(a) sets forth a complete and correct list of all registered Marks and unregistered Marks and pending applications for registration of any

      Marks, in each case owned by Seller and used or held for use in the Business (collectively, "Owned Marks").

                (b) Schedule 3.15(b) contains a complete and correct list of all Patents and Patent applications or disclosures owned by Seller (the "Owned Patents") which are used or held for use in the Business, indicating for each (to the extent applicable) the applicable jurisdiction, registration or application number and date issued (or date filed, if the Patent is not yet issued). Schedule 3.15(b)(i) contains a list of Patents and Patent applications or disclosures previously owned by Seller which had not been used or held for use in the Business and which were sold to a third party prior to the date hereof.

                (c) Schedule 3.15(c) sets forth a complete and correct list of all registered Copyrights owned by Seller and used or held for use in the Business and all pending applications for registration of Copyrights used or held for use in the Business filed by Seller anywhere in the world and a complete and correct list and summary description of all Copyrights, including but not limited to software and any other matters in which Seller owns any copyright used or held for use in the Business (collectively the "Owned Copyrights").

                (d) Trade Secrets. The Trade Secrets used or held for use in the Business are owned by Seller. Seller takes commercially reasonable measures in accordance with standard industry procedures to maintain the secrecy and confidentiality of the Trade Secrets used or held for use in the Business.

                (e) Schedule 3.15(e) sets forth a complete and correct list of all license agreements used or held for use in the Business (other than license agreements for "off-the-shelf" software that is available for purchase or license generally), granting to Seller any right to use or practice any Intellectual Property rights in the Business (collectively, the "Licensed Technology Agreements"), including for each the title and the parties thereto. Except as set forth in Schedule 3.15(e):

                           (i) the Licensed Technology Agreements expressly
                   confer on Seller, to the Knowledge of Seller, valid and enforceable rights with respect to the Intellectual Property rights licensed thereunder and that are used or held for use in the Business (collectively the "Licensed Intellectual Property");

                           (ii) except as may be set forth in the Licensed
                   Technology Agreements, no royalties, fees, honoraria or other payments are payable by Seller to any Person by reason of the ownership, development, use, sale, licensing, distribution or other exploitation of any Intellectual Property rights used or held for use in the Business;

                           (iii) all Licensed Technology Agreements are in full
                   force and effect and Seller is not in breach thereof;

                           (iv) there are no outstanding or, to the Knowledge of
                   Seller, threatened disputes or disagreements with respect to any Licensed Technology Agreement;

                           (v) Neither the execution and delivery of this
                   Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of (or adversely impact the Purchaser's rights under) any of the terms, conditions or provisions of, or constitute a default under, or result in the impairment of any rights under, any Licensed Technology Agreement; and

                           (vi) the rights licensed under each Licensed
                   Technology Agreement will be exercisable by the Purchaser on and immediately after the Closing to the same extent as exercisable by Seller prior to the Closing.

                (f) Schedule 3.15 (f) sets forth a complete and current list of material agreements in which Seller has granted to any Person any license of any Intellectual Property owned by Seller and used or held for use in the Business, (collectively, "Technology Exploitation Agreements"). Except as set forth in Schedule 3.15(f):

                           (i) to the Knowledge of Seller, all Technology
                   Exploitation Agreements are in full force and effect, and neither Seller nor any other party thereto are in breach thereof;

                           (ii) there are no outstanding and , to the Knowledge
                   of Seller, threatened disputes or disagreements with respect to any Technology Exploitation Agreement; and

                           (iii) neither the execution and delivery of this
                   Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of (or adversely impact the Purchaser's rights under) any of the terms, conditions or provisions of, or constitute a default under, or result in the impairment of any rights under, any Technology Exploitation Agreement.

                (g) Except to the extent described in Schedule 3.15(g), The Owned Marks, the Owned Patents, the Owned Copyrights, the Trade Secrets (collectively, the "Owned Intellectual Property") and Licensed Intellectual Property constitute all of the Intellectual Property necessary for the conduct of the Business as currently conducted and constitute all of the Intellectual Property necessary to operate the Business after the Closing in the same manner as the Business has been operated by Seller. Except as set forth in Schedule 3.15(g):

                           (i) Seller owns all right, title and interest in and
                   to all Owned Intellectual Property free and clear of any and all Liens, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and Seller has not received any notice or claim challenging its ownership of the Owned Intellectual Property or indicating that any other Person has any claim of legal or beneficial ownership with respect thereto;

                           (ii) Seller has not received any notice or claim
                   challenging the validity or enforceability of any of the Owned Intellectual Property or statement of an intention on the part of any Person to bring a claim that any Owned Intellectual Property is invalid or is unenforceable;

                           (iii) Except as disclosed on Schedule 3.15(g)(iii),
                   to the Knowledge of Seller, there are no facts or circumstances that would render any Owned Intellectual Property invalid or unenforceable; and

                           (iv) all of the Owned Intellectual Property is
                   currently in compliance with all legal requirements relating thereto.

                (h) The Owned Intellectual Property has been created by employees of Seller within the scope of their employment by Seller or by independent contractors of Seller who have executed agreements expressly assigning all right, title and interest in such Owned Intellectual Property to Seller. Each current and, to the Knowledge of Seller former, employee and officer of, and consultant to, Seller involved in the development of the Owned Intellectual Property used or held for use in the Business has executed an inventions assignment and confidentiality agreement or a consulting agreement (containing an inventions assignment and confidentiality agreement), as applicable, with Seller in substantially the form attached as Schedule 3.15(h). Seller has no Knowledge that any of its employees, officers or consultants is in violation thereof. Each current and, to the Knowledge of Seller, each former employee of the Seller has assigned his or her rights to Seller in all Intellectual Property created or developed by such employee used or held for use in the Business. To the extent that Seller has used consultants or independent contractors, to the Knowledge of Seller, each consultant or independent contractor has assigned to Seller all rights in and to all Intellectual Property used or held for use in the Business. To the Knowledge of Seller, none of Seller's employees is obligated under any agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Seller or that would conflict with Seller's Business as conducted or that would prevent any such service provider from assigning Intellectual Property to Seller.

                (i) Except as set forth on Schedule 3.15(i), to the Knowledge of Seller, none of the Intellectual Property used or held for use in the Business infringes or violates, or constitutes a misuse or misappropriation of, any intellectual property rights of any Person or entity.

                (j) Seller takes commercially reasonable measures in accordance with standard industry practices to protect the proprietary nature of the Owned Intellectual Property.

                (k) All registrations with and applications to Governmental or Regulatory Authorities in respect of the Owned Intellectual Property are, to the Knowledge of Seller valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by Seller to maintain their validity or effectiveness other than such Taxes, fees or actions as may become necessary to maintain applications and registrations of the Owned Intellectual Property in the ordinary course.

                (l) Seller has delivered to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design or computer program or other Trade Secret included in the Owned Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other Trade Secret to a person skilled in the art of such a matter, and to facilitate its use without reliance on the special knowledge or memory of any Person.

            3.16 Contracts.

                (a) Schedule 3.16(a) contains a true and complete list of each Business Contract with a value in excess of $10,000 (true and complete copies or, if none, complete and accurate written descriptions of which have been provided to Purchaser) to which Seller is a party or by which any of the Assets is bound, and what if any advances or prepayments have been made thereunder.

                (b) Each Business Contract required to be disclosed in Schedule 3.16(a) is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and, to the Knowledge of Seller, each other party thereto, and except as disclosed in Schedule 3.16(b) neither Seller nor, to the Knowledge of Seller, any other party to such Business Contract is, or has received notice that it is, in breach of or default under any such Business Contract.

                (c) Except as disclosed in Schedule 3.16(c), (i) the execution, delivery and performance by Seller of this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Seller or any of its Assets and Properties under, any Business Contract, and (ii) Seller is not a party to or bound by any Business Contract that has been or would reasonably be expected to result in individually or in the aggregate with any other Business Contracts, a Material Adverse Change.

                (d) Set forth in Schedule 3.16(d) is a list for the past five years of each warranty or defect claim in excess of $50,000 relating to goods or services provided by the Business.

            3.17 Licenses. Schedule 2.1(a)(viii) contains a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for such Licenses). Seller has provided to Purchaser true and complete copies of all such Licenses. Except as disclosed in Schedule 3.17:

                           (i) Seller owns or validly holds all Business
                   Licenses that are material, individually or in the aggregate, to the Business or the operation thereof based on the use of the Assets and related facilities at 100% capacity;

                           (ii) to the Knowledge of Seller, each Business
                   License is valid, binding and in full force and effect;

                           (iii) Seller is not, nor has it received any notice
                   that it is, in default under any Business License; and

                           (iv) the execution, delivery and performance by
                   Seller of this Agreement and the Operative Agreements, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Seller or any of its Assets and Properties under, any Business License.

            3.18 Insurance. Schedule 3.18 contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, and other insurance policies currently in effect that insure the Business, the Employees or the Assets. Each such insurance policy is valid and binding and in full force and effect and Seller has not received any notice of non-payment, cancellation or termination in respect of any such policy or is in default thereunder. Such insurance policies are placed with financially sound and reputable insurers and, in light of the nature of the Business and the Assets, are in amounts and have coverages that are reasonable and customary for Persons engaged in such business and having such Assets and Properties. Neither the Seller nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

            3.19 Affiliate Transactions. Except as disclosed in Schedule 3.19(a), (i) no officer, director, Affiliate or Associate of Seller or any Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director, Affiliate or Associate. Except as disclosed in Schedule 3.19(b), each of the transactions listed in Schedule 3.19(a) is engaged in on an arm's-length basis.

            3.20 Employees; Labor Relations.

                (a) Schedule 3.20(a) contains a list of each Employee primarily performing their job duties on behalf of the Business on the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. Seller has not received any information that would lead it to believe that any Employees will or may cease to be Employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

                (b) Except as disclosed in Schedule 3.20(b), (i) no Employee is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against Seller with respect to the conduct of the Business before any Governmental or Regulatory Authority. During that period, Seller has complied with respect to the Business in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

            3.21 Environmental Matters. Seller has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or the Assets on the basis of 100% capacity utilization thereof. Each of such Licenses is in full force and effect. Except as set forth in
Schedule 3.21, Seller has conducted the Business in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law in a manner that will not give rise to any liability under any Law or Order. In addition, except as set forth in Schedule 3.21:

                (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by Seller to have any License required under applicable Environmental Laws in connection with the conduct of the Business or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material in connection with the Business, and, to the Knowledge of Seller, there are no facts or circumstances in existence which would reasonably be expected to or which Seller believes may form the basis for any such Order, Environmental Claim, penalty or investigation.

                (b) Seller does not own, operate or lease a treatment, storage or disposal facility on any of the Real Property requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, except as set forth on Schedule 3.21(b), no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released on or under any such site or facility during any period that Seller owned, operated or leased such property.

                (c) To Seller's Knowledge, Seller has not transported or arranged for the transportation of any Hazardous Material in connection with the operation of the Business to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against Seller or the Business.

                (d) Except as set forth on Schedule 3.21(d), Seller is not, nor has it at any time been, nor has it received any written notice that it is or has at any time been in violation of or in default under any Environmental Law applicable to the Business or the Assets. Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Material in connection with the operation of the Business in compliance with all Laws and Orders and in a manner that will not result in liability under any Law or Order.

                (e) No written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of Seller, and no site or facility now owned, operated or leased by Seller nor, to Seller's Knowledge, any site or facility previously owned, operated or leased by Seller is listed on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

                (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Seller on any of the Real Property, and no federal, state or local Governmental or Regulatory Authority action has been taken or is in process that could subject any such site or facility to such Liens, and Seller would not be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility in any deed to the Real Property on which such site or facility is located.

                (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Seller in relation to the Real Property which have not been delivered to Purchaser prior to the execution of this Agreement.

                (h) Except as set forth on Schedule 3.21(h), there are no present or past Environmental Conditions (as defined below) in any way relating to the Business. "Environmental Conditions" means the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other Hazardous Material (whether or not upon the Real Property or other property of Seller as a result of any Release of any kind whatsoever of any Hazardous Material) as a result of which Seller has or would reasonably be expected to become liable to any person in relation to the Business or by reason of which the Real Property may suffer or be subjected to any Lien.

                (i) Seller has not released any other Person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

                (j) Seller has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all applicable Environmental Laws.

                (k) Seller is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed in Schedule 3.18) under which Seller is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

            3.22 Substantial Customers and Suppliers. Schedule 3.22(a) lists the ten (10) largest customers of the Business (other than Purchaser), on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year. Schedule 3.22(b) lists the ten (10) largest suppliers of the Business, on the basis of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in Schedule 3.22(c), no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, sales to or provision of services to the Business since the Latest Financial Statement Date, or to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Schedule 3.22(d), to the Knowledge of Seller, no such customer or supplier is threatened with bankruptcy or insolvency.

            3.23 Inventory. Subject to the reserves set forth in the Latest Financial Statements, the Inventory consists of a quality and quantity usable and salable in the ordinary course of business. Except for customer-owned inventory or inventory held for the benefit of a customer as listed on Schedule 3.23, all items included in the Inventory are the property of Seller, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Seller on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

            3.24 No Guarantees. None of the Liabilities of the Business or of Seller incurred in connection with the Business is guaranteed by or subject to a similar contingent obligation of any other Person, nor has Seller guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person. Except as set forth in Schedule 3.24, Seller has no Liabilities and is in no way obligated to any customers with respect to any express or implied warranty or recall relating to products or services of the Business.

            3.25 Entire Business. Except as disclosed in Schedule 3.25, the sale of the Assets by Seller to Purchaser pursuant to this Agreement will effectively convey to Purchaser the entire Business and all of the tangible and intangible property used by Seller in connection with the Business as presently conducted by Seller (except for the Excluded Assets). Except as disclosed in Schedule 3.25, there are no shared facilities or services which are used in connection with the operation of the Business or the Assets.

            3.26 Brokers. Other than Kidron Corporate Advisors, LLC, whose fees and expenses will be paid by ATM, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

            3.27 Internal Controls. Seller maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP, and (2) to maintain accountability for assets; and (iii) the amount recorded for assets on Seller's Books and Records is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            3.28 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Schedules or in any certificate to be furnished to Purchaser hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, taken as a whole and in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser hereby represents and warrants to Seller as follows:

            4.1 Organization. Purchaser is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to enter into this Agreement and the Operative Agreements to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

            4.2 Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

            4.3 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            4.4 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

            4.5 No Conflicts. The execution and delivery by Purchaser of this Agreement, the execution and delivery by Purchaser of the Operative Agreements, the performance by Purchaser of its obligations under this Agreement and the Operative Agreements, and the consummation of the transactions contemplated hereby do not and will not:

                (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter documents) of Purchaser; or

                (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 4.6 or otherwise provided for under this Agreement, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its assets and properties.

            4.6 Governmental Approvals and Filings. Except as disclosed in
Schedule 4.6 or otherwise provided for under this Agreement, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

                                   ARTICLE V

                               COVENANTS OF SELLER

            Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the earlier of the Closing or termination of this Agreement pursuant to Article XIII (unless otherwise expressly indicated), Seller will comply with all covenants and provisions of this Article V.

            5.1 Regulatory and Other Approvals. Seller will (a) take such steps as are necessary or desirable, and use its commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or Persons required to consummate the transactions contemplated hereby and by the Operative Agreements, (b) provide such other information and communications to such Governmental or Regulatory Authorities or Persons as Purchaser or such Governmental or Regulatory Authorities or Persons may reasonably request in connection therewith, and (c) co-operate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements. Sellers shall deliver to Purchaser at Closing a letter of good standing with respect to Epitronics issued pursuant to Section 42-1110 of the Arizona Revised Statutes relieving Purchaser of any Successor Liability with respect to Taxes imposed by the State of Arizona on Epitronics that is dated no earlier than June 29, 2004.

            5.2 Investigation by Purchaser. Seller will (a) provide Purchaser and any of its representatives ("Representatives") with reasonable access, upon reasonable notice and during normal business hours, to the Employees and such other officers, employees and agents of Seller who have any responsibility for the conduct of the Business, to Seller's accountants and to the Assets, and (b) furnish Purchaser and its Representatives with all such information and data concerning the Business, the Assets and the Assumed Liabilities as Purchaser and its Representatives reasonably may request.

            5.3 No Solicitations. Seller will not take, nor will it permit any Affiliate of Seller (or authorize or permit any other Person retained by or acting on behalf of Seller or any such Affiliate) to take, directly or indirectly, any action to solicit, negotiate, assist or otherwise facilitate any offer or inquiry from any Person concerning the acquisition of the Business by any Person other than Purchaser or its Affiliates (other than as part of a broader transaction affecting Seller generally and not particular to the Business). If Seller or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the terms of this Section 5.3 and will promptly advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser; provided that Seller shall not be subject to this Section to the extent a potential transaction involves ATM and does not contemplate the inclusion of the Business unless such potential transaction would impair or otherwise affect the consummation of the transaction contemplated by this Agreement.

            5.4 Conduct of Business. Seller will operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller will:

                (a) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Business, (ii) keep available the services of the Employees, (iii) maintain the Assets in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom Seller sells or licenses goods or provides services or with whom Seller otherwise has significant business relationships in connection with the Business and (v) continue all current licensing, sales, marketing and promotional activities relating to the Business;

                (b) (i) cause the Business Books and Records to be maintained in the usual, regular and ordinary manner, and (ii) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller that would adversely affect the Business, the Assets or the Assumed Liabilities except to the extent required by changes in GAAP or Law;

                (c) (i) use commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Schedule 3.18, and (ii) cause any and all benefits under such Contracts paid or payable with respect to the Assets or the Business to be paid to Seller; and

                (d) comply, in all material respects, with all Laws and Orders applicable to the Business and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

            5.5 Financial Statements and Reports.

                (a) As promptly as practicable and in any event no later than 45 days after the end of the fiscal quarter ending after the date of execution hereof, Seller will deliver to Purchaser true and complete copies of the balance sheet, and the related statement of operations, of the Business, as of and for the fiscal year then ended or as of and for the fiscal quarter and the portion of the fiscal year then ended together with any notes relating thereto, which financial statements shall be prepared on a basis consistent with the Latest Financial Statements. Within five business days prior to the Closing, Seller shall provide Purchaser with a closing balance sheet as of the Closing Date (the "Closing Balance Sheet").

                (b) As promptly as practicable, Seller will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses relating to the Business as may be prepared or received by Seller.

                (c) As promptly as practicable, Seller will deliver copies of all License applications and other filings made by Seller in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

            5.6 Employee Matters. Except as may be required by Law, Seller, to the extent it may impact the Business, will refrain from directly or indirectly:

                (a) making any representation or promise, oral or written, to any Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Employee under the terms of any Benefit Plan;

                (b) making any increase in the salary, wages or other compensation of any Employee whose annual salary is or, after giving effect to such change, would be $75,000 or more;

                (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement with respect to the Business or any of the Employees, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which Seller reasonably believes to be the least costly is chosen; or

                (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees.

            Seller will administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with applicable Laws. Seller will promptly notify Purchaser in writing of each receipt by Seller (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by any Governmental or Regulatory Authority or any other Person involving any Benefit Plan in relation to the Business or the Employees.

            5.7 Certain Restrictions. Except with the prior written consent of Purchaser, Seller will refrain from:

                (a) acquiring or disposing of any Assets and Properties used or held for use in the conduct of the Business, other than (i) Inventory in the ordinary course of business and other acquisitions or dispositions not exceeding $25,000 in the aggregate or (ii) acquiring Assets in connection with the development of a second HTR3 reactor, or creating or incurring any Lien, other than a Permitted Lien, on any Assets and Properties used or held for use in the conduct of the Business;

                (b) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any material Business Contract or any material Business License, other than in the ordinary course of business;

                (c) violating, breaching or defaulting under or taking or failing to take any action that would constitute a material violation or breach of, or default under, any term or provision of any material Business Contract or any material Business License;

                (d) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge with respect to, or waiving any right of Seller under, any Liability of or owing to Seller in connection with the Business, other than in the ordinary course of business consistent with past practice;

                (e) engaging with any Person in any Business Combination, unless such Person agrees in a written instrument in form and substance reasonably satisfactory to Purchaser to adopt and comply with the terms and conditions of this Agreement as though such Person was an original signatory hereto;

                (f) engaging in any transaction with respect to the Business with any officer, director, Affiliate or Associate of Seller, or any Associate of any such officer, director or Affiliate, outside the ordinary course of business consistent with past practice;

                (g) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business in an aggregate amount exceeding $25,000 other than in respect of the development of a second HTR3 reactor; or

                (h) entering into any Contract to do or engage in any of the foregoing.

            5.8 Delivery of Books and Records, etc.; Removal of Property.

                (a) On the Closing Date, Seller will deliver or make available to Purchaser at the locations at which the Business is conducted all of the Business Books and Records required by Section 2.1(a)(ix) and such other Assets as are in Seller's possession, and if at any time after the Closing Seller discovers in its possession or under its control any other Business Books and Records required by Section 2.1(a)(ix) or other Assets, it will forthwith deliver such Business Books and Records or other Assets to Purchaser.

                (b) Within thirty (30) days after the Closing Date, Seller shall remove all Assets and Properties not being sold to or leased by Purchaser hereunder from the Real Property and Improvements. Such removal shall be at the sole cost and risk of Seller. Purchaser shall have no liability to Seller with respect to such removal and transportation. Seller shall be responsible for all repairs to the Real Property and Improvements due to damage caused by Seller and its employees and agents in connection with the removal of Seller's Assets and Properties.

            5.9 Noncompetition. (a) Each of ATM and Epitronics will, for a period of four (4) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

                           (i) employing, engaging or seeking to employ or
                   engage any Person who within the prior 12 months had been an employee of Purchaser or any of its Affiliates engaged in the Business, unless such employee (A) resigns voluntarily (without any solicitation from Seller or any of its Affiliates) or (B) is terminated by Purchaser or any of its Affiliates after the Closing Date;

                           (ii) causing or attempting to cause (A) any client,
                   customer or supplier of the Business to terminate or materially reduce its business with Purchaser or any of its Affiliates; or (B) any officer, employee or consultant of Purchaser or any of its Affiliates engaged in the Business to resign or sever a relationship with Purchaser or any of its Affiliates;

                           (iii) disclosing (unless compelled by judicial or
                   administrative process or applicable Laws) or using any confidential or secret information relating to the Business or any client, customer or supplier of the Business other than in concluding its involvement in the Business; or

                           (iv) participating or engaging in (other than through
                   the ownership of 5% or less of any class of publicly traded securities) or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business which comprised the Business on the Closing Date anywhere in the world; provided, however, that if either acquires any entity of which a part of its business is participating or engaging in a line of business which comprised the Business on the Closing Date, such Party shall give Purchaser written notice of such acquisition and shall have a period of six (6) months to dispose of the competing business (in which event such acquisition shall not constitute a breach of this Section). Notwithstanding the foregoing provisions of this Section, this Section shall not prohibit any acquisition of ATM or Epitronics by another entity, regardless of the form of such acquisition and regardless of whether the acquiring entity engages in or is affiliated with a line of business subject to this Section 5.9; provided, however, that ATM and/or Epitronics shall continue to be bound by the provisions of this clause (iv) if it is a surviving entity after such transaction. If ATM and/or Epitronics is not a surviving entity after such transaction, the surviving entity shall continue to be bound by the provisions of clauses (i),
                   (ii) and (iii) of this Section 5.9.

                (b) The Parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the Parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                (c) The Parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, subject to applicable Law, in order that the breach or threatened breach of such provisions may be effectively restrained.

            5.10 Notice and Cure. Seller will notify Purchaser in writing (where appropriate, through updates to the Schedules) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Seller, occurring after the date of this Agreement and prior to the Closing that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Seller also will notify Purchaser in writing (where appropriate, through updates to the Schedules) of, and will use its commercially reasonable efforts to cure, before the Closing, any pre-Closing violation or breach in any material respect, as soon as practicable after it becomes Known to Seller, of any representation, warranty, covenant or agreement made by Seller in this Agreement. No notice given pursuant to this Section shall have any affect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under ArticleXII.

            5.11 Fulfillment of Conditions. Seller will execute and deliver at the Closing each Operative Agreement that Seller is required hereby to execute and deliver as a condition to the Closing. Seller will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement.

                                   ARTICLE VI
                             COVENANTS OF PURCHASER

            Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the earlier of the Closing or termination of this Agreement pursuant to Article XIII (unless otherwise specified), it will comply with all covenants and provisions of this Article VI.

            6.1 Regulatory and Other Approvals. Purchaser will (a) take such steps as are necessary or desirable, and use its commercially reasonable efforts as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required to consummate the transactions contemplated hereby and by the Operative Agreements, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Seller as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Seller to consummate the transactions contemplated hereby and by the Operative Agreements. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            6.2 Notice and Cure. Purchaser will notify Seller in writing of all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement and prior to Closing that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser also will notify Seller in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any pre-Closing violation or breach, as soon as practicable after it becomes known to Purchaser, of any representation, warranty, covenant or agreement made by Purchaser in this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller's right to seek indemnity under Article XII.

            6.3 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that it is hereby required to execute and deliver as a condition to the Closing. Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement.

                                   ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

            The obligations of Purchaser hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions:

            7.1 Representations and Warranties. Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

            7.2 Performance. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

            7.3 Officers' Certificates. Each of ATM and Epitronics shall have delivered to Purchaser a certificate, dated the Closing Date and executed by an officer of ATM and Epitronics, respectively, substantially in the form and to the effect of Exhibit E-1 and E-2 hereto, and a certificate, dated the Closing Date and executed by the Secretary of ATM and Epitronics, respectively, substantially in the form and to the effect of Exhibit F-1 and F-2 hereto.

            7.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which would reasonably be expected to result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened any Action or Proceeding before or by any Governmental or Regulatory Authority which would reasonably be expected to result in the issuance of any such Order prohibiting the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements. 7.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser,
(c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and (d) shall be in full force and effect, and all expirations of waiting periods necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

            7.6 Third Party Consents. All consents to the performance by Purchaser and Seller of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract identified on Schedule 7.6 to which Seller is a party or by which the Assets are bound: (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

            7.7 Opinion of Counsel. Purchaser shall have received the opinion of Kramer Levin Naftalis & Frankel LLP, counsel to Seller, dated the Closing Date, substantially in the form of Exhibit H hereto.

            7.8 Employees. The employees of Seller identified by Purchaser in a writing delivered to Seller at or before execution of this Agreement as critical to the operation of the Business shall have agreed to be employed by Purchaser from and after the Closing on terms acceptable to Purchaser.

            7.9 Escrow Agreement. Seller and the Escrow Agent shall have entered into the Escrow Agreement.

            7.10 Intentionally Omitted.

            7.11 Intentionally Omitted.

            7.12 Intentionally Omitted.

            7.13 Intentionally Omitted.

            7.14 Customers. Purchaser shall have received evidence in form and substance reasonably satisfactory to Purchaser that the customers of the Business set forth on Schedule 7.14 do not object to Purchaser's purchase of the Business.

            7.15 Liens. Purchaser shall have received evidence in form and substance reasonably satisfactory to Purchaser that the Assets are free and clear of all Liens other than Permitted Liens as of the Closing Date.

            7.16 Material Adverse Change. There shall have occurred no Material Adverse Change from the date of this Agreement to the Closing.

            7.17 Deliveries. Purchaser shall have received:

                (a) the General Assignment and the other Assignment Instruments executed and delivered by Seller;

                (b) employment agreements in a mutually acceptable form (the "Employment Agreement" ) executed and delivered by each of the Key Employees;

                (c) the power of attorney referenced in Section 2.6(b); and

                (d) the completed administrative services agreement described in
      Section 2.6(e).

                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATIONS OF SELLER

            The obligations of Seller hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions:

            8.1 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

            8.2 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing.

            8.3 Officers' Certificate. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by an officer of Purchaser, substantially in the form and to the effect of Exhibit I hereto, and a certificate, dated the Closing Date and executed by the Secretary of Purchaser, substantially in the form and to the effect of Exhibit J hereto.

            8.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements and there shall not be pending or threatened any Action or Proceeding before or by any Governmental or Regulatory Authority which would reasonably be expected to result in the issuance of any such Order prohibiting the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

            8.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Seller, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

            8.6 Escrow Agreement. Purchaser and the Escrow Agent shall have entered into the Escrow Agreement.

            8.7 Deliveries. Seller shall have received:

                (a) the Purchase Price, including the amount to be delivered to the Escrow Agent;

                (b) the Assumption Agreement and the other Assumption Instruments executed and delivered by Purchaser; and

                (c) the completed administrative services agreement described in
      Section 2.6(e).


                                   ARTICLE IX

                                  RISK OF LOSS

            9.1 Risk of Loss. Through the Closing Date, all risk of loss or damage to the Assets shall be borne by Seller, and thereafter shall be borne by Purchaser. If any portion of the Assets is destroyed or damaged on or prior to the Closing Date, other than use, wear or loss in the ordinary course of the Business, Seller shall give written notice to Purchaser as soon as practicable after, but in any event within five (5) calendar days of, discovery of such damage or destruction, the amount of insurance covering such Assets and the amount which Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Purchaser shall have the option, which shall be exercised by written notice to Seller as soon as practicable prior to the Closing Date, of
(a) accepting such Assets in their destroyed or damaged condition in which event Purchaser shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and to indemnification for any uninsured portion of such loss, and the full Purchase Price shall be paid for such Assets; or (b) only if the lost or damaged Assets exceed $150,000 in value, excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between the Parties. If Purchaser accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Purchaser.

                                    ARTICLE X

                                EMPLOYEE MATTERS

            10.1 Employee Matters.

                (a) Seller shall provide to Purchaser an updated list of Employees (including any Employees then on leave pursuant to applicable
      Laws) at least fifteen (15) Business Days prior to the Closing Date. Purchaser shall offer employment commencing immediately following the Closing Date to all Employees on substantially the same terms as such Employee is employed by Seller immediately prior to the Closing but allowing Purchaser to adjust such terms consistent with Purchaser's benefit programs available to employees generally. Each Employee who accepts such an employment offer shall be referred to herein as a "Transferred Employee." Purchaser shall not assume any of the Benefit Plans or any liability under or in respect of any of the Benefit Plans.

                (b) Seller shall be solely responsible for and shall pay all salaries and other compensation (including, but not limited to, any deferred or incentive compensation, and any severance pay) which will or may become payable to any of the Transferred Employees in respect of any period of employment with Seller prior to the Closing Date.

                (c) Purchaser does not and shall not assume any obligations or liabilities under any collective bargaining agreement currently in effect or which may come into existence.

                (d) Any notification required under any Law governing mass layoffs or terminations with respect to the termination of Employees from Seller due to the transactions contemplated herein, including without limitation the WARN Act, shall be given by Seller. Compliance with all such Laws with respect to the period preceding the Closing Date shall be Seller's responsibility and liability. Subject to Section 12.3, each of ATMI and Epitronics, jointly and severally, shall indemnify, defend and hold Purchaser harmless from and against all liabilities, claims and causes of action (including, without limitation, reasonable attorneys' fees and other legal costs and expenses) arising out of the violation, or alleged violation, of any such Laws.

                (e) Seller shall have the responsibility to make COBRA continuation coverage available to all Employees and their eligible dependents, covered under the Seller's group health plan, who experiences a "qualifying event" (within the meaning of Section 4980B(f)(3) of the Code) prior to or in connection with the transactions contemplated by this Agreement to the extent required by Law.

                (f) To the extent applicable, the Purchaser and Seller shall cooperate with one another to effect the transition, as of the Closing, of the Transferred Employees from Seller's employee benefit plans and programs to the Purchaser's employee benefit plans and programs.

                (g) Purchaser shall recognize (i) all accrued but untaken vacation, sick and personal days as of the Closing Date of the Transferred Employees (identified as paid time off under Section 2.2(a)(iv)), and (ii) except for participation in the Purchaser's stock purchase plan, all service with Seller rendered by the Transferred Employees as of the Closing Date for purposes of eligibility, vesting and benefit accrual under any plan or program of the Purchaser in which Transferred Employees become eligible to participate.

                (h) Seller and Purchaser shall cooperate to effectuate, to the extent elected by participants, the distribution and a direct rollover to Purchaser's qualified plan which includes a cash or deferred arrangement under section 401(k) of the Code ("Purchaser's 401(k) Plan") of each Transferred Employee's account balance, including any outstanding plan loans, in the qualified plan of Seller ("Seller's 401(k) Plan"), in accordance with the terms of Seller's 401(k) Plan and applicable law. In lieu of the rollover of any plan loan, Purchaser may arrange for a bridge loan to an applicable Transferred Employee to enable such Transferred Employee to repay the loan from Seller's 401(k) Plan and then obtain a corresponding loan from Purchaser's 401(k) Plan.

            10.2 Efforts Regarding Employment. Seller will make all reasonable efforts to cause the Employees who shall be offered employment with Purchaser to remain with the Business during the period up to the Closing Date. In this regard, Seller shall cooperate with Purchaser on a timely basis to establish and implement such measures as Purchaser may determine are necessary or desirable in order to effectively transition the employment of those Employees offered employment with the Business of Purchaser following the Closing.

                                   ARTICLE XI

        SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

            11.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser to investigate the Business or any right of any Party to investigate the accuracy of the representations and warranties of the other Party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing until (i) with respect to representations and warranties, except for the representations and warranties contained in Sections 3.9, 3.12, 3.15 and 3.21, two (2) years after the Closing Date, and (ii) with respect to the covenants and agreements, and the representations and warranties contained in Sections 3.9, 3.12, 3.15 and 3.21, expiration of all applicable statutes of limitation, including all periods of extension, except that any representation, warranty, covenant or agreement that would otherwise terminate hereunder will continue to survive if a claim for indemnification shall have been delivered not later than ninety (90) days after such termination date, until the related claim for indemnification has been satisfied or otherwise resolved.

                                   ARTICLE XII

                                 INDEMNIFICATION

            12.1 Tax Indemnification. ATM and Epitronics, jointly and severally, shall indemnify and hold the Purchaser Indemnified Parties harmless from and against the entirety of any Taxes which ATM or Epitronics is responsible for or required to pay under any provision of this Agreement and any Taxes that are Retained Liabilities, and also from and against any Losses that the Purchaser Indemnified Parties may suffer resulting from, arising out of, or caused by any liability of the Purchaser Indemnified Parties for any such Taxes; and any liability of ATM or Epitronics for Taxes of any person other than ATM or Epitronics (not including Purchaser or any Person who is an Affiliate of Purchaser), whether (A) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise; and any liability for Taxes which would not be owed if all warranties and representations of ATM or Epitronics hereunder had been true, complete and correct in all respects. Notwithstanding Section 12.2(e) and (f) (but subject to the remainder of this Section 12.1), Purchaser and its Affiliates shall have sole control of any audit or examination of any Tax Return filed by Purchaser or any of its Affiliates and any related administrative appeal or litigation relating to Taxes (a "Tax Contest"), including the right to pursue or forego any Tax

Contest or continuation thereof; provided, however, that the Purchaser's counsel shall consult in good faith with the Seller's counsel in connection with any Tax Contest and shall keep such counsel reasonably informed regarding such Tax Contest. Any indemnification pursuant hereto shall also include reasonable costs incurred by Purchaser (including reasonable fees and disbursements of attorneys, accountants and expert witnesses) in connection with such indemnification claim. Any indemnification payable by Seller pursuant hereto shall be paid within the later of fifteen (15) days of the Purchaser's request therefor and five (5) days prior to the date on which the liability upon which the indemnification is based is required to be satisfied. The Purchaser agrees promptly to notify the Seller in writing of a proposed adjustment in respect of Taxes that could give rise to an obligation of Seller to indemnify Purchaser under this Section 12.1; provided, however, that the failure of Purchaser to give the notice promptly as required by this Section 12.1 shall not affect the Purchaser's rights under this
Section 12 except to the extent such failure is actually prejudicial to the rights and obligations of the Sellers. If, (i) within 30 days after receipt of such notice the Seller shall request that the Purchaser contest such proposed adjustment and (ii) there is a reasonable basis under applicable Laws for pursuing a Tax Contest with respect to the proposed adjustment and Purchaser will not by reason of such Tax Contest incur any penalties or additions to Tax other than in the nature of interest (and, in the case of an appeal from an adverse determination by a court, including the United States Tax Court or a corresponding or similar state governmental authority, there is substantial authority for believing that such adverse determination will be reversed or substantially modified upon appeal in a manner favorable to the taxpayer) the Purchaser shall pursue a Tax Contest with respect to such proposed adjustment in the forum of the Purchaser's choosing, considering, however, in good faith such requests as the Seller shall make concerning the most appropriate forum in which to proceed and other matters related to such Tax Contest. Notwithstanding anything herein to the contrary, the Purchaser shall not be required to pursue any Tax Contest unless (x) the Seller shall have agreed in writing to pay and shall pay the Purchaser on demand all reasonable costs and expenses that the Purchaser shall incur in connection with contesting such proposed adjustment, including, without limitation, reasonable attorneys', accountants' and investigatory fees and disbursements, (y) the proposed adjustment could result in a payment by the Sellers (not including any interest, penalties and additions to Tax that could be imposed with respect to all such adjustments), of at least $25,000, and (z) if the Purchaser shall determine to pay the Tax proposed and sue for a refund, the Seller shall advance to the Purchaser on an interest free basis and with no additional net after-Tax cost to the Purchaser sufficient funds to pay the Tax and interest, penalties and additions to Tax payable with respect thereto. Nothing contained in this Section 12.1 shall require (i) the Purchaser to contest a proposed adjustment that it would otherwise be required to contest if the Purchaser (A) waives the payment by the Sellers of any amount that might otherwise be payable by the Seller under this Agreement by way of indemnity in respect of such proposed adjustment and (B) pays to the Sellers any amount of Taxes, interest, penalties and additions to Tax previously paid or advanced by the Seller pursuant to this Agreement with respect to such proposed adjustment, or (ii) the Purchaser to pursue any appeal without substantial authority for such appeal or to pursue any appeal to the United States Supreme Court with or without substantial authority for such appeal.

            12.2 Other Indemnification.

                (a) By ATM and Epitronics. Subject to Section 12.3, each of ATM and Epitronics, jointly and severally, shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them arising out of or relating to:

                           (i) any breach by Seller of any representation,
                   warranty, covenant or agreement of Seller contained in this Agreement;

                           (ii) any and all Retained Liabilities;

                           (iii) all obligations and liabilities of whatsoever
                   kind, nature or description relating to product warranty, product liability, litigation or claims against Purchaser or Seller in connection with, arising out of, or relating to products or services sold or shipped by the Business prior to the Closing;

                           (iv) the presence, or any applicable Governmental or
                   Regulatory Authority requirements relating to the disposal or arranging for disposal, either on-site or off-site, or the release on or prior to the Closing, of any Hazardous Material in, on, under, or from any of the Assets in violation of any applicable Environmental Law or which require remediation under applicable Environmental Laws or any violation of any applicable Environmental Law that occurs on or prior to the Closing in, on, under, upon or from any of the Assets, or which otherwise applies to the activities at the Assets in each case prior to Closing including without limitation any environmental claim and the defense thereof; provided, that in respect of Losses requiring remediation, Sellers (A) shall be liable solely to the extent required to remediate to the standard of Environmental Law (or as applicable to any agreed-upon settlement or any Order arising from any Environmental Claim) and in a commercially reasonable and cost-effective manner designed to minimize any disruption to the Business, and (B) subject to clause (A), shall have the right to control such remediation (but shall consult with Purchaser);

                           (v) * * *; and

                           (vi) any claim that the Intellectual Property * * *
                   infringes or violates, or constitutes a misuse or misappropriation of, any intellectual property rights of any Person or entity; provided, however, that this clause (vi) shall only be operative for claims brought by Purchaser within three and one-half years following Closing.

                (b) By Purchaser. Subject to Section 12.3, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement, (ii) any and all Assumed Liabilities or (iii) except for such matters that constitute a breach of Seller's representations or warranties under this Agreement or are subject to Seller's covenants or obligations of indemnification under this Agreement or are Excluded Liabilities, the operation of the Business after the Closing.

                (c) Notice of Claims for Indemnity. Whenever a claim for Losses shall arise, the Party seeking indemnification (the "Indemnified Party") shall notify the indemnifying Party (the "Indemnifying Party") in writing as soon as practicable following discovery or notice of such claim, (a "Claim Notice") and in any event within such period as may be necessary for the Indemnifying Party to take appropriate action to resist such claim. Such Claim Notice shall specify all material facts known to the Indemnified Party giving rise to such indemnity rights. Failure to give such notice shall not abrogate or diminish the Indemnifying Party's obligation under this Section 12.2 except to the extent such failure materially prejudices the Indemnifying Party's ability to defend such claim.

                (d) Claims Between the Parties. Upon receipt by the Indemnifying Party of a Claim Notice with respect to a claim by the Indemnified Party directly against the Indemnifying Party, the Indemnifying Party shall, within thirty (30) calendar days of receipt of the Claim Notice setting forth such request for indemnification, either (i) agree in writing to such indemnification request or (ii) if the Indemnifying Party believes in good faith that it is not obligated to indemnify the Indemnified Party with respect to such claim, provide the Indemnified Party with written notice setting forth the basis for such objection in reasonable detail. If the Indemnifying Party fails to respond to the Indemnified Party's Claim Notice within such 30-day period, the Indemnified Party's right to indemnification, as set forth in the Claim Notice shall be deemed agreed to by the Indemnifying Party. If the Indemnifying Party timely objects, the Indemnifying Party and the Indemnified Party shall meet and attempt to resolve such dispute through good faith negotiations. If they are unable to resolve such dispute within twenty (20) days of delivery of the Indemnifying Party's written objection, such dispute shall be settled in accordance with Section 14.12.

                (e) Indemnification with Respect to Third Party Claims. Upon receipt by the Indemnifying Party of a Claim Notice with respect to any claim of a third party against the Indemnified Party, the Indemnifying Party shall, within thirty (30) calendar days, either (i) agree in writing to assume the defense of such third party claim or (ii) if the Indemnifying Party believes in good faith that it is not obligated to indemnify the Indemnified Party with respect to such third party claim, provide the Indemnified Party with written notice setting forth the basis for such objection in reasonable detail. If the Indemnifying Party fails to respond to the Claim Notice within such 30-day period, the Indemnified Party's right to indemnification, shall be deemed agreed to by the Indemnifying Party. If the Indemnifying Party timely objects to the Claim Notice, the Indemnifying Party and the Indemnified Party shall meet and attempt to resolve such dispute through good faith negotiations. If they are unable to resolve such dispute within twenty (20) days of delivery of the Indemnifying Party's written objection, such dispute shall be settled in accordance with Section 14.12. If it is determined that the Indemnifying Party is required to indemnify the Indemnified Party, the Indemnifying Party shall assume the defense of such third party claim with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall cooperate to the extent reasonably requested by the Indemnifying Party in connection therewith.

                (f) Conduct of Defense. If the Indemnifying Party has assumed the defense of any such third party claim, (i) the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, and (ii) the Indemnifying Party shall have the right to settle any such claim; provided, however, that, to the extent that such settlement involves more than the payment of money, including without limitation requiring the Indemnified Party to take, or prohibiting the Indemnified Party from taking, any action, the Indemnifying Party shall not settle such claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of any third party claim for which it is obligated to provide indemnification hereunder, the Indemnified Party may assume control of the defense of such claim through counsel of its choice, reasonably acceptable to the Indemnifying Party, at the Indemnifying Party's reasonable expense and shall have control over the litigation and authority to resolve such claim. If action is required to be taken with respect to any third party claim prior to the determination of the Indemnifying Party's obligations hereunder, the Indemnified Party may assume control of the defense of such claim through counsel of its own choice until such time as the Indemnifying Party's obligations hereunder are determined. The Indemnifying Party shall not be liable hereunder for any settlement of such claim without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld.

            12.3 Limitations on Indemnification.

                (a) Except as provided in Section 12.3(c), the indemnification in favor of the Purchaser Indemnified Parties (i) shall not be effective until the aggregate dollar amount of all indemnified Losses exceeds two hundred fifty thousand dollars ($250,000) ("Seller's Threshold Amount"), and (ii) shall terminate once the aggregate dollar amount of all indemnified Losses aggregates the Purchase Price actually received by Seller, and Seller shall thereafter have no further obligations or liabilities with respect to any such Losses.

                (b) The indemnification in favor of the Seller Indemnified Parties (i) shall not be effective until the aggregate dollar amount of all indemnified Losses exceeds two hundred fifty thousand dollars ($250,000) ("Purchaser's Threshold Amount"), and (ii) shall terminate once the aggregate dollar amount of all indemnified Losses aggregates the Purchase Price actually received by Seller and Purchaser shall thereafter have no further obligations or liabilities with respect to any such Losses; provided however, this limitation shall not be applicable to Purchaser's obligation to pay the Purchase Price .

                (c) The limitations of indemnification set forth in Section 12.3(a) shall not apply to claims for indemnification (i) under Section 12.1, (ii) for breach of any representation or warranty contained in Sections 3.9 and 3.21, and (iii) * * *.

                (d) The Parties acknowledge and agree that, other than injunctive or other non-monetary or equitable relief, their sole and exclusive remedy with respect to any and all claims arising under this Agreement, (whether in contract, statute, tort, including negligence or otherwise) shall be pursuant to the indemnification provisions set forth in this Article XII, other than Purchaser's obligation to pay the Purchase Price.

                (e) The Parties shall use good faith efforts to mitigate the amount of any and all Losses that may be indemnifiable under this Agreement.

                (f) International Rectifier Corporation, the parent corporation of Purchaser, hereby irrevocably and unconditionally guarantees the obligations of Purchaser under this Article XII.

                                  ARTICLE XIII

                                   TERMINATION

            13.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                (a) at any time before the Closing, by written agreement of Seller and Purchaser;

                (b) at any time before the Closing, by Seller or Purchaser, in the event (i) of a material breach hereof by the non-terminating Party if such non-terminating Party fails to cure such breach within fifteen (15) Business Days following notification thereof by the terminating Party, or
      (ii) upon notification of the non-terminating Party by the terminating Party that the satisfaction of any condition to the terminating Party's obligations under this Agreement has become impossible or impracticable with the use of commercially reasonable efforts provided that the failure of such condition to be satisfied is not caused by a breach hereof by the terminating Party; or

                (c) at any time after July 15, 2004 by Seller or Purchaser upon notification to the non-terminating Party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating Party.

            13.2 Effect of Termination. If this Agreement is validly terminated, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of either Party, except as provided in this Section and except that Sections 14.4, 14.6, 14.12, 14.15, and 14.17 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 13.1(b) or (c), each Party will remain liable to the other Party for any breach of this Agreement existing at the time of such termination, and either Party may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                                   ARTICLE XIV

                                  MISCELLANEOUS

            14.1 Notices. All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the other Party at the following addresses or facsimile numbers:

            If to Purchaser or IRC, to:

            International Rectifier Corporation
            233 Kansas Street
            El Segundo, CA 90245
            Attn: Vice President and General Counsel
            Telephone: 310-726-8480
            Facsimile: 310-726-8484

            If to Seller, to:

            Advanced Technology Materials, Inc.
            7 Commerce Drive
            Danbury, CT 06810
            Attn: Daniel P. Sharkey, Chief Financial Officer
            Telephone: 203-794-1100
            Facsimile: 203-797-2544

            With a copy to:

            Kramer Levin Naftalis & Frankel LLP
            919 Third Avenue
            New York, New York 10022
            Attn: Howard T. Spilko, Esq.
            Telephone: 212-715-9267
            Facsimile: 212-715-8000

All such notices, requests and other communications will (i) if delivered personally be deemed effective upon delivery, (ii) if delivered by facsimile transmission be deemed effective upon receipt, and (iii) if delivered by mail, be deemed effective upon receipt. Any Party may change its address or other information for the purpose of notices by giving notice specifying such change to the other Party hereto.

            14.2 Bulk Sales Act. Seller shall be solely responsible for compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction in connection with the transactions contemplated by this Agreement. Subject to Section 12.3, ATM and Epitronics shall jointly and severally indemnify the Purchaser Indemnified Parties and hold each of them harmless from and against any and all Losses suffered by any of them, or to which any of them becomes subject, arising out of or relating to the failure of Seller to comply with the terms of any such provisions applicable to the transactions contemplated by this Agreement.

            14.3 Entire Agreement. Except for the confidentiality agreement between IRC and ATM, dated November 26, 2003, which shall remain in full force and effect, this Agreement (including the Schedules and Exhibits attached hereto and made a part hereof) and the Operative Agreements supersede all prior discussions and agreements between the Parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the Parties with respect to the subject matter hereof and thereof.

            14.4 Expenses. Except as otherwise expressly provided in this Agreement each Party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

            14.5 Public Announcements. Prior to the Closing, Seller and Purchaser will not issue or make any statements or releases to the public or generally to the Employees, customers or suppliers of the Business with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either Party is unable to obtain the approval of its statement or release from the other Party and such statement or release is, upon the advice of legal counsel to such Party, required by Law such Party may make or issue such statement or release and promptly furnish the other Party with a copy thereof.

            14.6 Confidentiality. Each Party hereto will hold, and will use its best commercially reasonable efforts to cause its Affiliates, and their respective Representatives to hold (and, in the case of confidential information of any third party held by a Party and its respective Representatives to which any other Party or its respective Representatives may become aware and/or have access to as a result of the transactions contemplated by this Agreement, such other Party shall use such confidential information of such third party (A) in strict conformance with the terms and conditions applicable to such confidential information and (B) solely for the purpose(s) for which such confidential information of a third party was provided to such Party as described in the respective written agreement therefor), in strict confidence from any other Person unless (i) compelled to disclose by judicial or administrative process or by other requirements of Law, or (ii) disclosed in an Action or Proceeding brought by a Party hereto in pursuit of its rights hereunder, all documents and information concerning (x) the other Party, (y) any of its Affiliates or (z) any third party, furnished to it by the other Party or such Party's Representatives in connection with this Agreement or the Operative Agreements, including the transactions contemplated hereby or thereby or the terms or provisions of any of the foregoing, except to the extent that such documents or information can be shown to have been (a) previously known by the Party receiving them, (b) in the public domain through no fault of such receiving Party, or (c) later acquired by the receiving Party from another source not under an obligation to Party to keep such documents and information confidential; provided that (i) following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by Seller hereunder; and (ii) except for such documents and information that are protected from disclosure by the attorney-client privilege or the work product doctrine, documents and information required to be held in confidence pursuant to this Section do not include the Tax structure or Tax treatment of the transactions contemplated by this Agreement. In the event the transactions contemplated hereby are not consummated, upon the request of the disclosing Party, the receiving Party will, and will cause its Affiliates and their respective Representatives to, promptly redeliver all copies of documents and information furnished by the disclosing Party and destroy all notes, memoranda and other writings related thereto prepared by the receiving Party or its Representatives.

            14.7 Waiver. No waiver of any term or condition of this Agreement shall be effective unless set forth in a written instrument duly executed by the Party waiving such term or condition. No such waiver in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

            14.8 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by both Parties.

            14.9 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person other than a Person entitled to indemnity under Article XII.

            14.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party without the prior written consent of the other Party hereto and any attempt to do so will be void, except that (i) either Party may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the provisions hereof and (ii) ATM may assign this Agreement and all rights, interests and obligations hereunder to a transferee that acquires ATM or that acquires all or substantially all of the assets of ATM provided that the transferee provides Purchaser with an undertaking in writing to perform ATM's obligations under this Agreement. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns.

            14.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            14.12 Consent to Jurisdiction and Service of Process. Each Party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Arizona or any court of the State of Arizona located in Phoenix, Arizona, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, for all actions, suits or proceedings arising out of or relating to this Agreement or any of the Operative Agreements or the transactions contemplated hereby or thereby and further agree that any of service of any process, summons, notice or documents by registered mail to the address set forth in Section 14.1 shall be effective service of process for any action, suit or proceeding brought against a Party in such a court. Each Party hereby irrevocably waives, to the fullest extent of the Law, any objection that it may have to venue of any such action, suit or proceeding brought in such a court and any claim that such a court is an inconvenient forum.

            14.13 Transfer Taxes. Seller shall pay all transfer, sales, real property gains, filing fee, recording, ad valorem, privileges, documentary, gross receipts, registration, conveyance, excise, license, stamp, duties, use or similar Taxes arising out of the transfer of the Assets or otherwise in connection with this Agreement.

            14.14 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any Law and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect, (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as is possible.

            14.15 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

            14.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            14.17 Waiver of Jury Trial. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, ANY COUNTERACTION OR COUNTERCLAIM, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE.

            14.18 Cooperation with Litigation. Each Party will cooperate and consult, and will use commercially reasonable efforts to cause all appropriate employees to cooperate and consult, in all reasonable respects with the other Party in the defense, prosecution or handling of any litigation, proceeding, regulatory matter or customer complaint or similar matter which may now exist or be instituted hereafter against or by the other Party relating to or arising out of the conduct of the Business or the Assets (other than litigation between the Purchaser and/or its Affiliates, on the one hand, and Seller and/or its Affiliates, on the other hand, arising out of the transactions contemplated by this Agreement and the Operative Agreements). All out-of-pocket costs, reasonably incurred, by a Party in connection with rendering such cooperation requested by the other Party under this Section, shall be paid by the Party requesting such assistance, except in cases where the Party rendering such cooperation is an indemnifying party under Article XII of this Agreement.

            14.19 Disclaimer. The Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement, including the applicable Schedules thereto and the certificates delivered to be delivered hereunder, there are no representations or warranties made by the Sellers with respect to the Assets, Assumed Liabilities and the Business.

                            [signature page follows]

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

                           IR EPI SERVICES, INC.


                           By: ________________________________________
                           Name:  Donald R. Dancer
                           Title: Secretary


                           INTERNATIONAL RECTIFIER CORPORATION


                           By: ________________________________________
                           Name:  Walt Lifsey
                           Title: Executive Vice President



                           ADVANCED TECHNOLOGY MATERIALS, INC.


                           By: _________________________________________
                           Name:  Cynthia L. Shereda
                           Title: Vice-President, General Counsel & Secretary



                           EPITRONICS CORPORATION


                           By: _________________________________________
                           Name:  Cynyhia L. Shereda
                           Title: Vice President & Secretary

                                                                     EXHIBIT A

                                   Definitions
                                   -----------

            "Accounts Receivable" has the meaning ascribed to it in Section 2.1(b)(iii).

            "Actions or Proceedings" means any action, claim (including, without limitation, worker's compensation claims), suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

            "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person.

            "Affiliated Group" means any affiliated group within the meaning of
Section 1504 of the Code, any group of corporations filing a combined report for purposes of corporate franchise or corporate income tax, and any similar group defined under a similar provision of state, local or foreign law.

            "Agreement" means this Asset Purchase Agreement and the Exhibits (other than the administrative services agreement and the Kramer Levin Naftalis & Frankel LLP opinion) and Schedules hereto and the certificates delivered in accordance with Sections 7.3 and 8.3, as the same may be amended from time to time.

            "Annual Financial Statements" means the Financial Statements for the most recent fiscal year of the Business delivered to Purchaser pursuant to
Section 3.6.

            "Assets" has the meaning ascribed to it in Section 2.1(a).

            "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), operated, owned or leased by such Person, including without limitation cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

            "Assignment Instruments" has the meaning ascribed to it in Section 2.4(b).

            "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

            "Assumed Liabilities" has the meaning ascribed to it in Section 2.2(a).

            "Assumption Agreement" has the meaning ascribed to it in Section 2.4(b).

            "Assumption Instruments" has the meaning ascribed to it in Section 2.4(b).

            "Benefit Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of ERISA, established by Seller, or any predecessor or ERISA Affiliate of Seller, existing at the Closing Date or prior thereto, to which Seller, any predecessor or ERISA Affiliate of Seller contributes or has contributed on behalf of any Employee, former Employee or director, or under which any Employee, former Employee or director of Seller or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

            "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

            "Business" means Seller's line of business commonly known as "Epitronics" or "Epi" which is generally engaged in the business of developing recipes for and manufacturing of wafers coated with thin single or multiple layers of silicon or SiGe epitaxy.

            "Business Books and Records" has the meaning ascribed to it in
Section 2.1(a)(ix).

            "Business Combination" means with respect to any Person, any merger, consolidation or combination to which such Person is a Party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

            "Business Contracts" has the meaning ascribed to it in Section 2.1(a)(v).

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in any of the States of California, Arizona or Connecticut are authorized or obligated to close.

            "Business Financial Statements" means the financial statements delivered to Purchaser pursuant to Sections 3.6 or 5.5.

            "Business Licenses" has the meaning ascribed to it in Section 2.1(a)(viii).

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

            "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss.300.5.

            "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder.

            "Closing" means the closing of the transactions contemplated by
Section 2.4(a).

            "Closing Date" means the date on which the Closing occurs, being
(a) the second Business Day after the day on which the last of the conditions described in Article VI and Article VII has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

            "Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Contract" means any written or oral agreement, commitment, promise, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other arrangement.

            "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

            "Employee" means each employee or officer of Seller engaged in the conduct of the Business.

            "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment or from nuisance.

            "Environmental Conditions" has the meaning ascribed to it in
Section 3.21(h).

            "Environmental Law" means any applicable Law or Order of a Governmental and Regulatory Authority as of the Closing, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Seller (within the meaning of Section 414 of the Code).

            "Escrow Agent" and "Escrow Agreement" have the respective meanings ascribed to them in Section 2.4(a).

            "Excluded Assets" has the meaning ascribed to it in Section
2.1(b).

            "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

            "General Assignment" has the meaning ascribed to it in Section
2.4(b).

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any foreign country or any domestic or foreign state, county, city or other political subdivision.

            "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

            "HTR3 System" means * * *.

            "Improvements" has the meaning ascribed to it in Section
2.1(a)(i).

            "Income Tax" means any federal, state, local or foreign Tax imposed on or measured with respect to net income.

            "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services
(other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            "Indemnified Party" has the meaning ascribed to it in Section
12.2(c).

            "Indemnifying Party" has the meaning ascribed to it in Section 12.2(c).

            "Independent Expert" has the meaning ascribed to it in Section 2.3(c)(vi).

            "Intangible Personal Property" has the meaning ascribed to it in
Section 2.1(a)(vii).

            "Intellectual Property " means all intellectual property used or held for use in connection with the Business by Seller whether or not protected, created or arising under the laws of the United States or any foreign state or other jurisdiction including, without restriction, the following: (i) business names, trade names, trademarks and service marks (whether registered or unregistered, including any applications for registration of any of the foregoing), logos, Internet domain names, trade dress rights and general intangibles of a like nature, together with the goodwill associated with any of the foregoing (collectively, "Marks"), (ii) patents, patent rights and all applications therefor, including any and all continuation, divisional, continuation-in-part, or reissue patent applications or patents issuing thereon (collectively, "Patents"), (iii) topographies, codes, software, and all other copyrightable works, including but not limited to all registrations and applications therefor (collectively, "Copyrights"), and (iv) trade secrets, know-how, inventions, discoveries, concepts, ideas, methods, processes, formulae, technical data, circuit board designs, schematics, bills of materials, confidential information and other proprietary information, including customer lists (collectively, "Trade Secrets").

            "Inventory" has the meaning ascribed to it in Section 2.1(a)(ii).

            "IRS" means the United States Internal Revenue Service.

            "Key Employees" has the meaning ascribed to it in Section 7.7.

            "Knowledge of Seller" or "Known to Seller" (or derivatives thereof) means the actual knowledge of Eugene G. Banucci, Ph.D. (chief executive officer of ATM and Epitronics), Douglas Neugold (president of ATM and Epitronics), Daniel P. Sharkey (vice president, treasurer and chief financial officer of ATM and Epitronics), Ted Shreve (ATM director of operations), Santo Scarfone (ATM director of taxation), Debbi Lannon-Smith (Epitronics director of human resources), Jonathan Flagg (Epitronics director of silicon operations), Steve Rickborn (Epitronics director of applications engineering), John Parsey (Epitronics chief technologist) and/or Donald Courson (Epitronics senior director of sales and marketing).

            "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

            "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

            "Licensed Intellectual Property" has the meaning ascribed to it in Section 3.15(e).

            "Licensed Technology Agreements" has the meaning ascribed to it in Section 3.15(e).

            "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

            "Liens" means any mortgage, pledge, right of way, license, easement, option, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sales Contract, title retention Contract or other Contract to give any of the foregoing.

            "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

            "Material Adverse Change" means (i) as used in Article III, any material adverse change in the condition, assets, liabilities, operations, financial performance or net income (or any aspect or portion thereof) of Seller's Business of greater than $50,000; and (ii) as used in Section 7.16, any adverse change in the condition, assets, liabilities, operations, financial performance or net income (or any aspect or portion thereof) of Seller's Business of greater than $150,000 after the date hereof through the Closing that is not otherwise cured or rectified to Purchaser's reasonable satisfaction.

            "NPL" means the National Priorities List under CERCLA.

            "Operative Agreements" means, collectively, the Deed, the General Assignment and the other Assignment Instruments, the Assumption Agreement and the other Assumption Instruments, the Escrow Agreement, and any support or other agreements to be entered into at Closing in connection with the transaction.

            "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "Other Assets" has the meaning ascribed to it in Section
2.1(a)(x).

            "Owned Copyrights" has the meaning ascribed to it in Section
3.15(c).

            "Owned Marks" has the meaning ascribed to it in Section 3.15(a).

            "Owned Patents" has the meaning ascribed to it in Section 3.15(b).

            "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

            "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

            "Permitted Lien" means any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

            "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            "Personal Property Leases" has the meaning ascribed to it in
Section 2.1(a)(iv).

            "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of ERISA.

            "Prepaid Expenses" has the meaning ascribed to it in Section 2.1(a)(vi).

            "Purchase Price" has the meaning ascribed to it in Section 2.3(a).

            "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

            "Purchaser Indemnified Parties" means Purchaser and International Rectifier Corporation and each of their officers, directors, employees, agents and Affiliates.

            "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

            "Real Property" has the meaning ascribed to it in Section
2.1(a)(i).

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Representatives" has the meaning ascribed to it in Section 5.2.

            "Retained Liabilities" has the meaning ascribed to it in Section 2.2(b).

            "Schedules" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials included therein by Seller pursuant to this Agreement. The Schedules shall cross-reference to the particular Section of this Agreement to which the particular Schedule relates and shall state any proposed exception with reasonable particularity.

            "Seller" has the meaning ascribed to it in the forepart of this Agreement.

            "Seller Indemnified Parties" means Seller and its officers, directors, employees, agents and Affiliates.

            "Subject Defined Benefit Plan" means each Defined Benefit Plan listed and described in Schedule 3.12(a).

            "Tangible Personal Property" has the meaning ascribed to it in
Section 2.1(a)(iii).

            "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws regulating, or administrative requirements relating to, any Tax.

            "Tax" or "Taxes" means (whether or not disputed) taxes of any kind, levies or other like assessments, duties, imposts, charges or fees , including but not limited to (x) all federal, state, local or foreign taxes, including all income, profits, capital gains, receipts, corporate franchise, net worth, sales, use, value added, property, ad valorem, value-added, intangible, unitary, transfer, stamp, documentary, payroll, employment, estimated, excise, environmental, occupation, premium, property, customs, duties, severance, windfall profits, franchise, license, withholding, social security, unemployment, alternative or add-on minimum, recapture or other taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (y) any liability for payment of amounts described in clause (x) as a result of transferee liability, under United States Treasury Regulation Section 1.1502-6 or any similar provision of Law, or otherwise through operation of law, and (z) any liability for payment of amounts described in clauses (x) or (y) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement or any practice, policy or arrangement to indemnify any other person for taxes.

            "Technology Exploitation Agreements" has the meaning ascribed to it in Section 3.15(f).

                                                                       EXHIBIT B


                               ESCROW AGREEMENT
                               ----------------

                                                                       EXHIBIT C

                     GENERAL ASSIGNMENT AND BILL OF SALE
                     -----------------------------------

                                                                       EXHIBIT D


                             ASSUMPTION AGREEMENT
                             --------------------

                                                                     EXHIBIT E-1


                          OFFICER'S CERTIFICATE OF ATM
                          ----------------------------

                                                                     EXHIBIT E-2


                       OFFICER'S CERTIFICATE OF EPITRONICS
                       -----------------------------------

                                                                     EXHIBIT F-1


                         SECRETARY'S CERTIFICATE OF ATM
                         ------------------------------

                                                                   EXHIBIT F-2


                    SECRETARY'S CERTIFICATE OF EPITRONICS
                    -------------------------------------

                                                                       EXHIBIT G


                        ADMINISTRATIVE SERVICES AGREEMENT
                        ---------------------------------

                                                                       EXHIBIT H


                             OPINION OF KRAMER LEVIN
                             -----------------------

                                                                       EXHIBIT I


                       OFFICER'S CERTIFICATE OF PURCHASER
                       ----------------------------------

                                                                       EXHIBIT J


                      SECRETARY'S CERTIFICATE OF PURCHASER
                      ------------------------------------










                                       1